Exhibit 4.4
Execution Version

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***].”

AMENDMENT NO. 1 TO
NOTE PURCHASE AGREEMENT
This Amendment No. 1 to Note Purchase Agreement (this “Amendment”), dated as of October 26, 2026, is entered into between Anthropic, PBC, a Delaware public benefit corporation (the “Company”) and Broadcom Inc. (the “Investor”, together with the Company, the “Parties”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Amended Note Purchase Agreement (as defined below).
RECITALS
WHEREAS, the Investor and the Company are parties to that certain Note Purchase Agreement, dated as of March 31, 2026 (as amended, restated, amended and restated, supplemented, or modified prior to the date hereof, the “Existing Note Purchase Agreement,” and the Existing Note Purchase Agreement as amended by this Amendment, the “Amended Note Purchase Agreement”);
WHEREAS, the Investor and the Company have agreed that the Existing Note Purchase Agreement be amended as set forth herein; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Section 1    Amendments to Existing Note Purchase Agreement. On the Amendment No. 1 Effective Date, the Existing Note Purchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text or double-underlined text) as set forth in the Amended Note Purchase Agreement attached as Exhibit A hereto.
Section 2    Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof (the “Amendment No. 1 Effective Date”), subject to the satisfaction of the following conditions (or, with respect to the conditions set forth in Sections 2.2, 2.3 and 2.4, waiver by the Investor):
2.1    The Amendment. The Investor (or its counsel) and the Company (or its counsel) shall have received executed counterparts of this Amendment (which may include facsimile transmission or electronic mail transmission of a signed signature page of this Amendment) that, when taken together, bear the signatures of the Investor and the Company.
2.2    Representations and Warranties. The representations and warranties set forth in Section 3 of this Amendment shall be true and correct.
2.3    No MAE. Since the Effective Date, no Material Adverse Effect shall have occurred, both before and immediately after giving effect to the amendments contemplated by this Amendment.

2.4    Officer’s Certificate. The Investor shall have received a certificate dated as of the Amendment No. 1 Effective Date and signed by a Responsible Officer of the Company, certifying satisfaction of the conditions precedent set forth in Section 2.2 and Section 2.3.
Section 3    Representations and Warranties. In order to induce the Investor to enter into this Amendment, the Company represents and warrants to the Investor, on the Amendment No. 1 Effective Date, that:
3.1    The execution and delivery by the Company of this Amendment, the performance by the Company of its obligations under this Amendment and the Amended Note Purchase Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company.
3.2    No consent or approval of, or permit, order, or declaration by, or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Amendment, except as may have already been provided or obtained, as applicable, or as would not reasonably be expected to have a Material Adverse Effect.
3.3    This Amendment has been duly executed and delivered by the Company, and each of this Amendment and the Amended Note Purchase Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
3.4    Each of the Closing Representations and Warranties set forth in the Amended Note Purchase Agreement is true and correct in all material respects, in each case on and as of the Amendment No. 1 Effective Date (provided, that any representations and warranties qualified by reference to materiality or a Material Adverse Effect shall be true and complete in all respects after giving effect to such qualification).
3.5    No Event of Default shall have occurred and be continuing, both before and immediately after giving effect to the amendments contemplated by this Amendment.
Section 4    Miscellaneous.
4.1    Effect; Ratification; Incorporation.
(a)The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other terms or conditions of the Existing Note Purchase Agreement or (ii) prejudice any right or rights that the Investor may now have or may have in the future under or in connection with the Existing Note Purchase Agreement.
(b)This Amendment shall be construed in connection with and as part of the Existing Note Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Existing Note Purchase Agreement, except as herein amended are hereby ratified and confirmed and shall remain in full force and effect.
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(c)Except as specifically amended herein or contemplated hereby, the Existing Note Purchase Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Investor under the Existing Note Purchase Agreement, nor constitute a waiver of any provision of the Existing Note Purchase Agreement or in any way limit, impair or otherwise affect the rights and remedies of the Investor under the Existing Note Purchase Agreement. On and after the Amendment No. 1 Effective Date, this Amendment shall constitute a Loan Document. On and after the Amendment No. 1 Effective Date, each reference in the Amended Note Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Note Purchase Agreement, and each reference in the other Loan Documents to the “Note Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Note Purchase Agreement shall mean and be a reference to the Amended Note Purchase Agreement (provided that, for the avoidance of doubt, references in the Amended Note Purchase Agreement to “Effective Date,” “as of the date hereof,” “as of the date of this Agreement” or words of like import shall continue to refer to August 13, 2025), and this Amendment and the Amended Note Purchase Agreement shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle any Party to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Note Purchase Agreement in similar or different circumstances.
(d)The provisions of Article 10 of the Existing Note Purchase Agreement, to the extent applicable, are incorporated into, and shall apply to, this Amendment mutatis mutandis.
4.2    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page counterpart hereof by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Laws, and the Parties hereby waive any objection to the contrary.
4.3    Acknowledgement and Affirmation. Each of the Parties, as party to the Existing Note Purchase Agreement, in each case as amended by this Amendment and as further amended, supplemented or otherwise modified from time to time, hereby acknowledges and agrees that all of its obligations under the Existing Note Purchase Agreement are reaffirmed and remain in full force and effect on a continuous basis. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Existing Note Purchase Agreement, which shall remain in full force and effect, except to any extent modified hereby.
[Signature pages follow]
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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment dated as of the date first above written.

ANTHROPIC, PBC, as the Company

By:	/s/ Krishna Rao
Name:	Krishna Rao
Title:	Chief Financial Officer

BROADCOM INC., a Delaware corporation, as the Investor

By:
Name:	Hock Tan
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment dated as of the date first above written.

ANTHROPIC, PBC, as the Company

By:
Name:
Title:

BROADCOM INC., a Delaware corporation, as the Investor

By:	/s/ Hock Tan
Name:	Hock Tan
Title:	President and Chief Executive Officer
[SIGNATURE PAGE TO AMENDMENT NO. 1 TO
NOTE PURCHASE AGREEMENT]

Exhibit A
Amended Note Purchase Agreement
[attached]

CONFORMED VERSION
(Through Amendment No. 1)
ANTHROPIC, PBC
NOTE PURCHASE AGREEMENT
This NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of March 31, 2026 (the “Effective Date”), by and between ANTHROPIC, PBC, a Delaware public benefit corporation (the “Company”), and BROADCOM INC. (the “Investor”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.
1.Definitions.
(a)“Accelerated Early Buy-Out Event” means [***].
(b)“Acceleration Amount” means the outstanding principal amount of, and all accrued and unpaid interest on, the applicable Note calculated on a pro forma basis as of the Maturity Date of such Note (and assuming such Note remained outstanding until the Maturity Date of such Note).
(c)“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.
(d)“Amendment No. 1 Effective Date” means October 26, 2026.
(e)~~(d)~~ “Annualized GAAP Revenue” means GAAP recognized revenue of the Company and its consolidated subsidiaries from the most recent quarter end, multiplied by four, which calculation shall not be affected by changes in GAAP after the Effective Date.
(f)~~(e)~~ “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”), the UK Bribery Act of 2010, and the rules and regulations promulgated under each of the foregoing, as each may be amended from time to time, and all other laws, rules and regulations of any jurisdiction that is applicable to the Company or its subsidiaries relating to bribery or corruption.
(g)~~(f)~~ “Antitrust Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition or trade regulation laws or regulations that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar laws and regulations regulating antitrust, competition or restraint of trade of any U.S., foreign or international jurisdiction, and any applicable laws in respect of foreign investment.

(h)~~(g)~~ “Approved RCF Amendment” means any amendment, restatement, amendment and restatement, supplement or other modification of the Revolving Credit Facility, and any replacement, refinancing, increase or extension of the Revolving Credit Facility, but, in each case, only to the extent that the Investor has given its approval or consent thereto in writing (which may be by e-mail).
(i)~~(h)~~ “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
(j)~~(i)~~ “Breach Period” means [***].
(k)“Broadcom Master Lease” means that certain Master Equipment Lease Agreement, dated as of the Effective Date, between the Investor and AI Infrastructure OpCo II, LLC, as modified by any amendments, annexes, addenda, order forms or similar agreements.
(l)~~(j)~~ “Business Day” means any day other than (i) a Saturday, Sunday or a federal holiday or (ii) a day on which commercial banks in the State of California or New York are authorized or required to be closed.
(m)~~(k)~~ “Closing Conditions” shall have the meaning ascribed to it in Section 2.1(b).
(n)~~(l)~~ “Closing Representations and Warranties” means [***].
(o)~~(m)~~ “Code” means the Internal Revenue Code of 1986, as amended.
(p)~~(n)~~ “Collateral” shall have the meaning ascribed to it in the Guarantee and Collateral Agreement.
(q)~~(o)~~ “Common Stock” means the Voting Common Stock and the N-Class Common Stock, each with a par value $0.00001 per share, of the Company.
(r)~~(p)~~ “Compute Leases” shall have the meaning ascribed to it in the Revolving Credit Facility, after giving effect to all Approved RCF Amendments.
(s)~~(q)~~ “Conversion Documents” means with respect to a conversion of Notes into Preferred Stock, the investor agreements substantially similar to (at the Investor’s sole discretion) (1) the Current Documents (as modified in good faith with appropriate variations to the extent necessary to implement any interim bona fide financings occurring between the Effective Date and the date of conversion of any such Notes and which modifications shall not disproportionately affect the Investor, the rights or obligations of the Investor or other terms of the Conversion Shares to be issued to Investor upon the conversion of such Note) or (2) those entered into by and among the Company and the purchasers of the Latest Preferred Stock (which, for the avoidance of doubt, shall be the Current Documents if a conversion occurs prior to the consummation of the Company’s next equity financing following the Effective Date); provided that, in each case, the Conversion Documents will not subject the Investor to, or require the Investor to enter into any agreements that subject the Investor to, any non-competition, non-

solicitation, non-hire or exclusivity provisions or similar restrictive covenants (other than customary covenants regarding confidentiality).
(t)~~(r)~~ “Conversion Price” means:
(i)for Notes issued prior to a Liquidity Event and not during a Breach Period~~,~~: [***];
(ii)for Notes issued prior to a Liquidity Event and during a Breach Period, [***];

(iii)for Notes issued on or after a Liquidity Event and not during a Breach Period, ninety percent (90%) of the Market Price as of the conversion date; and
(iv)for Notes issued on or after a Liquidity Event and during a Breach Period, eighty-five percent (85%) of the Market Price as of the conversion date.
(u)~~(s)~~ “Conversion Shares” means:
(i)prior to a Liquidity Event, [***]; and
(ii)upon or following a Liquidity Event, shares of the Company’s N-Class Common Stock or, if the Company is not the IPO Issuer, shares of the non-voting common stock of the IPO Issuer into which the Current Preferred Stock and the Latest Preferred Stock (to the extent it is non-voting) converts upon the Liquidity Event; provided that conversion into such non-voting common stock of the IPO Issuer shall not be adverse to the Investor as compared to the rights and privileges it would have had as a holder of the Company’s N-Class Common Stock.
(v)~~(t)~~ “Convertible Securities” means (i) convertible notes and convertible debt instruments, (ii) simple agreements for future equity and (iii) other similar convertible securities that have the right to convert into shares of capital stock of the Company, but excluding the Preferred Stock, the Notes, any convertible securities outstanding as of the Effective Date or issuable pursuant to contractual arrangements in effect as of and made available to the Investor (or Investor’s designated outside counsel in connection with the execution and delivery of this Agreement) prior to the Effective Date, and options, restricted stock awards and other securities issued under any equity incentive or similar Company plan.
(w)~~(u)~~ “Current Documents” means [***].
(x)~~(v)~~ “Current Preferred Stock” means the Company’s Series G-2 Preferred Stock.
(y)~~(w)~~ “Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or any other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

(z)~~(x)~~ “Disqualified Lender” means (i) the persons identified as such in writing to the Investor by the Company prior to the Effective Date (which list shall be mutually agreeable to the Investor and the Company prior to execution of this Agreement), (ii) any person that is a bona fide competitor of the Company as determined by the Company on a good faith, commercially reasonable basis and identified to the Investor with at least three (3) months’ prior written notice, (iii) any foreign government, (iv) any Restricted Party, (v) any individual who is a citizen or resident of, or entity that is organized under the laws of, domiciled or headquartered in, or has a principal place of business in, Afghanistan, the People’s Republic of China, Iraq, Russia, Saudi Arabia, or Venezuela, and (vi) any Affiliate of any person referred to in clauses (i) - (v) above that is clearly identifiable solely on the basis of similarity of such Affiliate’s name or as has been identified in writing to the Investor by the Company after the Effective Date; provided that no updates to the list of Disqualified Lenders shall retroactively disqualify any parties that have previously acquired an assignment of rights or obligations under this Agreement, the Notes and any related agreements.
(aa)~~(y)~~ “Disqualified Stock” shall have the meaning given to it in the Revolving Credit Facility.
(bb)~~(z)~~ “Draw Period” means the period beginning on the first Quarterly Due Date with respect to the Lease Start Date (as defined in the Lease Agreement) for the first Pod that is ready for service pursuant to the Lease Agreement (such time, the “Draw Period Effective Time”) and ending on the earliest of (i) the five-year anniversary of the date of the Draw Period Effective Time, (ii) the consummation of a Liquidation Transaction and (iii) to the extent an issuance of Notes would result in the aggregate principal amount of Notes issued hereunder to exceed $[***], the end of [***] following the Draw Period Effective Time.
(cc)~~(aa)~~ “Early Buy-Out Amount” means [***].
(dd)~~(bb)~~ “Early Buy-Out Event” means the purchase by any TPU Subsidiary of a Pod, pursuant to Section 14.02(b)(viii) or Section 14.03 of the Lease Agreement and the applicable Lease, prior to full payment or conversion of the applicable Note that was issued by the Company to finance any part of such TPU Subsidiary’s payment obligations with respect to such Pod.
(ee)~~(cc)~~ “Equipment” shall have the meaning given to it in the Lease Agreement.
(ff)~~(dd)~~ “Event of Default” shall have the meaning given to it in Section 6.1.
(gg)~~(ee)~~ “Excluded Taxes” means (a) Taxes (other than withholding Taxes) based upon, measured by or with respect to the net or gross income, items of Tax preference or minimum tax or excess profits, receipts, capital, franchise, net worth or other similarly based Taxes, in each case, of or with respect to the Investor, (b) Taxes imposed on a successor, assignee or other transferee of the Investor to the extent that such Taxes would not have been imposed on the original Investor or exceed the amount of Taxes that would have been imposed on the original Investor had there not been a succession, assignment or other transfer by the original Investor, and (c) Taxes imposed due to the failure of the Investor or a successor, assignee or other transferee of the Investor to provide the documentation required by Section 10.1(a).
(hh)~~(ff)~~ “Finance Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP, including any Compute Leases; provided that all obligations that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 31, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Finance Lease Obligation) for purposes of this Agreement regardless of any change in GAAP following December 31, 2018 (or any change in the implementation in GAAP for future periods that are contemplated as of December 31, 2018) that would otherwise require such obligation to be recharacterized as a Finance Lease Obligation.
(ii)~~(gg)~~ [***].
(jj)~~(hh)~~ [***].
(kk)~~(ii)~~ “Fundamental Representations and Warranties” means with respect to the Company and each TPU Subsidiary the representations and warranties set forth in [***].
(ll)~~(jj)~~ “GAAP” means United States generally accepted accounting principles.
(mm)~~(kk)~~ “Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law, as hereinafter defined), or any arbitrator, court, or tribunal of competent jurisdiction.
(nn)~~(ll)~~ “Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) customary and reasonable indemnity obligations in effect on the date hereof or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than any such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.
(oo)~~(mm)~~ “Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement substantially in the form attached as Exhibit C hereto dated as of the Effective Date, as may be amended, restated, supplemented or otherwise modified from time to time, among the Company, the Investor and each Guarantor.
(pp)~~(nn)~~ “Guarantor” means each TPU Subsidiary, unless and until such time as the respective TPU Subsidiary is released from its obligations under the Guarantee and Collateral Agreement in accordance with the terms and provisions thereof.
(qq)~~(oo)~~ “Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded.
(rr)~~(pp)~~ “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six (6) months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 60 days after being due and payable (or, if such payment is contested in good faith, within 60 days after the final determination thereof), (iii) liabilities accrued in the ordinary course of business and (iv) obligations under contracts for cloud computing as a service)) which purchase price is due more than six (6) months after the date of placing the property in service or taking delivery and title thereto, (e) all Guarantees by such Person of Indebtedness of others, (f) all Finance Lease Obligations of such Person, (g) obligations under any Hedging Agreements, to the extent the foregoing would appear on a balance sheet of such Person as a liability, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (i) the principal component of all obligations of such Person in respect of bankers’ acceptances, (j) the stated value or liquidation preference component of all obligations of such Person with respect to any Disqualified Stock (but excluding any accrued dividends), (k) all Indebtedness of others secured by (or for which the holder of such

Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed and (l) obligations arising from any sale (with or without recourse) or factoring by the Company or its Subsidiaries of its accounts receivable arising from sales of goods, lease of goods or the rendition of services (but excluding any write-off or write-down of receivables or disposition of past-due receivables for collection purposes). For the avoidance of doubt, and without limitation of the foregoing, Indebtedness convertible into or exchangeable for equity interests of any Person shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof. Notwithstanding anything in this Agreement to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, (i) deferred or prepaid revenue, (ii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iii) Indebtedness of any parent entity appearing on the balance sheet of the Company solely by reason of push down accounting under GAAP, (iv) accrued expenses and royalties, and (v) the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Agreement.
(ss)~~(qq)~~ “Intercompany Agreement” means [***].
(tt)~~(rr)~~ “IPO Issuer” means the issuer of the common stock sold to the public or listed on a nationally recognized stock exchange in, or otherwise the subject of a Liquidity Event.
(uu)~~(ss)~~ “IRA Waiver” shall have the meaning ascribed to it in Section 3.2(n).
(vv)~~(tt)~~ “Knowledge” including the phrase “to the Company’s knowledge” means the Knowledge Parties’ actual knowledge after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of the individual’s duties in the ordinary course. Additionally, for purposes of Section 4, the Company shall be deemed to have “knowledge” of a patent right only if the Company has actual knowledge of the patent right.

(ww)~~(uu)~~ “Knowledge Parties” means the Company’s Chief Executive Officer, President, Chief Science Officer, Chief Financial Officer or Secretary.
(xx)~~(vv)~~ “Latest Preferred Stock” means, as of the conversion date of any Note, either (i) the shares of the series of Preferred Stock most recently issued and sold prior to such conversion date by the Company to investors investing new money in the Company for the primary purpose of raising capital from which the Company receives aggregate proceeds of not less than $[***] in such sale or series of related sales or (ii) if shares of a series of Preferred Stock are issued and sold after the date hereof that do not meet the criteria set out in clause (i) but the terms of such series of Preferred Stock are acceptable to the Investor in its sole discretion, such series of Preferred Stock, provided that the Investor has notified the Company in writing that it intends to designate such series of Preferred Stock as the Latest Preferred Stock for such conversion date. For the avoidance of doubt, the Latest Preferred Stock as of the Effective Date is the Current Preferred Stock.
(yy)~~(ww)~~ “Lease” shall have the meaning ascribed to it in the Lease Agreement.
(zz) ~~(xx)~~ “Lease Agreement” means ~~that certain Master Equipment Lease Agreement, dated as of the Effective Date, between Broadcom Inc. and AI Infrastructure OpCo II, LLC, as modified by any amendments, annexes, addenda, order forms or similar agreements, and for the avoidance of doubt shall include any substantially identical agreement entered into by and between the Company and any successor or assign of the Lessor under~~ (i) the Broadcom Master Lease, (ii) the [***] Master Lease and (iii) any other master equipment lease resulting from one or more full or partial novations or assignments of the Broadcom Master Lease after the Amendment No. 1 Effective Date. For purposes of this Agreement, any reference to “the Lease Agreement” shall be a reference to the applicable Lease Agreement, as the context requires, except that in the case of Section 6.1, “the Lease Agreement” shall mean “any Lease Agreement”.
(yy) “Lessor” shall have the meaning ascribed to it in the Lease Agreement, and for the avoidance of doubt shall include any successors or assigns to the rights and obligations of the Lessor under the Lease Agreement (or any substantially identical agreement entered into by and between the Company and such successor or assign under the Lease Agreement). For purposes of this Agreement, any reference to “the Lessor” shall be a reference to the Lessor under the applicable Lease Agreement, as the context requires.
(aaa)~~(zz)~~ “Lien” means any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest, or any preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same economic effect as any of the foregoing.
(bbb)~~(aaa)~~ “Liquidation Transaction” means the occurrence of any of:
(i)a transaction pursuant to which the Company (A) sells, conveys, exclusively licenses or otherwise disposes of all or substantially all of its assets, property or business, (B) merges with or into or consolidates with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Company), or (C)

effects a liquidation, dissolution or winding up of itself pursuant to the applicable provisions of Section 275 of the DGCL;
(ii)a transaction that results in a “Change of Control” (as defined in the Revolving Credit Facility, after giving effect to all Approved RCF Amendments);
(iii)[***] (a “Specified Individual”) shall no longer be employed by, or providing services on a full-time basis to the Company and its Subsidiaries or, regardless of employment or contractual status, shall no longer dedicate a majority of their working time to the Company and its Subsidiaries, taken as a whole; or
(iv)the Company or any of its subsidiaries shall have (i) entered into, amended or agreed to enter into [***]; (ii) entered into, [***]; or (iii) consummated or agreed to consummate any transaction, regardless of form, that in substance effectuates any of the foregoing.
Notwithstanding the foregoing, none of the following shall be considered a Liquidation Transaction for purposes of the foregoing clause (i): (A) a merger effected exclusively for the purpose of changing the domicile of the Company, (B) a bona fide equity financing in which the Company is the surviving corporation or (C) a transaction in which the stockholders of the Company immediately prior to the transaction have sufficient rights (by law or contract) to elect or designate 50% or more of the directors of the surviving or acquiring entity following the transaction (as appropriately adjusted for any disparate director voting rights), in each case, so long as such transaction complies with Section 7.3.
(ccc)~~(bbb)~~ “Liquidity Event” means (i) the initial public offering of shares of common stock of the Company or a successor to or direct or indirect parent of the Company pursuant to a registration statement under the Securities Act, (ii) the completion of a transaction or series of related transactions (by merger, or consolidation, share exchange or otherwise) by the Company or a successor to or direct or indirect parent of the Company with a publicly traded “special purpose acquisition company” or its subsidiary which does not qualify as a Liquidation Transaction, in which the shares of capital stock of the Company are converted into shares of the publicly traded “special purpose acquisition company,” or (iii) the closing of any other transaction or event, the result of which is the initial listing of the common stock (other than shares of common stock of a class not eligible for resale under Rule 144 under the Securities Act) by the Company or a successor to or direct or indirect parent of the Company on the New York Stock Exchange, the NASDAQ Stock Market or another nationally recognized securities exchange, including by means of an effective registration statement on Form S-1 filed by such entity with the SEC that registers shares of existing capital stock of such entity for resale, as approved by the Board of Directors (the “Board of Directors”) of such entity, which is not deemed to be an underwritten offering and does not involve any underwriting services.
(ddd)~~(ccc)~~ “Liquidity Price” means with respect to (i) Notes issued at any time other than during a Breach Period, a price per share equal to ninety percent (90%) of the price per share of common stock of the IPO Issuer offered to the public in the Liquidity Event or (ii) Notes issued during a Breach Period, a price per share equal to eighty-five percent (85%) of the price per share of common stock of the IPO Issuer offered to the public in the Liquidity Event.

(eee)~~(ddd)~~ “Loan Documents” means this Agreement, any Notes issued pursuant to this Agreement, the Guarantee and Collateral Agreement, the Registration Rights Agreement, any other document executed in connection with the foregoing (but excluding, for the avoidance of doubt, the Lease Agreement and the “Transaction Documents” (as defined in the Lease Agreement)), and any other document therein designated by the Company and the Investor as a “Loan Document” for purposes of this Agreement.
(fff)~~(eee)~~ “Market Price” means the thirty (30) day trailing volume-weighted average price of the Conversion Shares (or if the Conversion Shares are convertible into Transfer Stock upon a sale, Transfer Stock) on the applicable trading market calculated on the effective date of conversion, provided that if the stock has traded for fewer than thirty (30) days, then the volume-weighted average price shall be calculated over the total number of trading days completed.
(fff)“Material Adverse Effect” means any change, event, condition, fact, violation, inaccuracy, circumstance or effect (each, an “Effect”) that is materially adverse to (i) the business (as currently conducted or proposed to be conducted by the Company), assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company or any Guarantor to perform any of its obligations under any Loan Document to which it is or will be a party or (iii) the rights and remedies of or benefits available to the Investor under any Loan Document, except that, notwithstanding the foregoing, a Material Adverse Effect under clause (i) of this definition shall not include the following Effects (by themselves or when aggregated with any other Effects) to the extent arising out of or attributable to: (a) changes in general economic conditions in the United States or any other jurisdiction in which the Company operates; (b) changes affecting the industry generally in which the Company operates; (c) any national or international political or social conditions, including the outbreak or escalation of war, hostilities, or terrorist (including cyber terrorist) activities, either in the United States or any other jurisdiction in which the Company operates; (d) earthquakes, hurricanes, tornadoes, floods, epidemics/pandemics or other natural disasters; (e) changes in law, regulation or in GAAP after the Effective Date; in each case of clauses (a) through (e), except to the extent such changes disproportionately affect the Company as compared to other Persons or businesses that operate in the industry in which the Company operates; (f) [***]; (g) [***]; (h) any changes in financial, securities or credit markets in general (including changes in the rates or availability of financing) (except to the extent such changes disproportionately affect the Company as compared to other Persons or businesses that operate in the industry in which the Company operates); (i) [***]; or (j) [***].
(ggg)“Material Indebtedness” means (a) Indebtedness (and committed but undrawn amounts) under that certain Credit Agreement dated as of May 14, 2025, as amended by Amendment No. 1 to Credit Agreement, dated as of September 10, 2025, as further amended by Amendment No. 2 to Credit Agreement, dated as of November 3, 2025, as further amended by Amendment No. 3 to Credit Agreement, dated as of February 6, 2026 and as further amended from time to time by any other Approved RCF Amendments, among the Company, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., Royal Bank of Canada and MUFG Bank, Ltd., or any successor or replacement credit facility thereto (the “Revolving Credit Facility”), (b) Indebtedness owed by the Company or any of its Subsidiaries to the Investor (or any Affiliate of Investor), and (c) Indebtedness of the Company or any of its Subsidiaries (other than Subsidiaries that have been designated as “Unrestricted Subsidiaries” for purposes of the Revolving Credit Facility as in effect on the date hereof, as may be amended from time to time by all Approved RCF Amendments) under any other agreement entered into by the Company or any such Subsidiaries in an aggregate outstanding principal amount exceeding $[***] or where the aggregate outstanding payment obligations or liabilities (excluding accrued and unpaid interest or fees) exceed $[***].
(hhh) “Non-Accelerated Early Buy-Out Event” means [***].
(iii)“[***] Master Lease” means that certain Master Equipment Lease Agreement, dated as of the Amendment No. 1 Effective Date, between [***] and AI Infrastructure OpCo II, LLC, as modified by any amendments, annexes, addenda, order forms or similar agreements.
(jjj)~~(iii)~~ “Note(s)” means any convertible promissory notes issued to the Investor pursuant to Section 2.1 below, substantially in the form attached as Exhibit A hereto.
(kkk)~~(jjj)~~ “Outstanding Agreements” means any contract, agreement, side letter, letter agreement, addendum or other document set forth in the Disclosure Schedule that has not been provided to Investor or its counsel prior to the date of this Agreement.
(lll)~~(kkk)~~ “Outstanding Amount” means, with respect to each outstanding Note, the outstanding principal amount of such Note, plus all accrued and unpaid interest thereon.
(mmm)~~(lll)~~ “Permitted Rights” has the meaning ascribed to it in Section 7.8(b).
(nnn)~~(mmm)~~ “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(ooo)~~(nnn)~~ “Pod” shall have the meaning ascribed to it in the Lease Agreement.
(ppp)~~(ooo)~~ “Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series D-1 Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series E-1 Preferred Stock, the Series E-2 Preferred Stock, the Series E-3 Preferred Stock, the Series E-4 Preferred Stock the Series E-5 Preferred Stock, Series F-1 Preferred Stock, Series F-2 Preferred Stock, the Series G-1 Preferred Stock, the Series G-2 Preferred Stock, the Series G-3 Preferred Stock, the Series G-4 Preferred Stock and the Series G-5 Preferred Stock, each par value $0.00001 per share of the Company and any series of Preferred Stock the Company may authorize and issue subsequent to the Effective Date.

(qqq)“Quarterly Due Date” means the “Payment Date” under the Lease Agreement (as defined therein).
(rrr)~~(ppp)~~ “Quarterly Fees” means the “Rent” under the Lease Agreement (as defined therein) and the accrued interest thereon that is owed by the TPU Subsidiary to the Investor or its Affiliates pursuant to the Lease Agreement~~, and the “Quarterly Due Date” means the “Payment Date” under the Lease Agreement (as defined therein)~~.
(sss)~~(qqq)~~ “Reference Property” shall have the meaning ascribed to it in Section 7.3.
(ttt)~~(rrr)~~ “Registration Rights Agreement” shall have the meaning ascribed to it in Section 2.2(b)(ii)(4).
(uuu)~~(sss)~~ “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation as in effect on the Effective Date and as may be subsequently amended or amended and restated from time to time.
(vvv)~~(ttt)~~ “Restricted Jurisdiction” means a country or territory that is the subject of comprehensive Sanctions (which as of the Effective Date comprise Cuba, Iran, North Korea, and the Crimea, Donetsk, and Luhansk regions of Ukraine).
(www)~~(uuu)~~ “Restricted Party” means, at any time, any Person who or that is subject to or the target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority with jurisdiction over the Company or the Investor or their respective Affiliates, (b) any government or any Person controlled by the government of or any Person organized or resident in a Restricted Jurisdiction, or (c) any Person 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
(xxx)~~(vvv)~~ “Revenue Breach” means [***].
(yyy)~~(www)~~ “Revenue Default Event” means [***].
(zzz)~~(xxx)~~ “Revolving Credit Facility” shall have the meaning ascribed to it in the definition of “Material Indebtedness”.
(aaaa)~~(yyy)~~ “ROFO Waiver” means a waiver of the right of first offer held by the Major Investors (as defined in the Investors’ Rights Agreement) pursuant to the Investors’ Rights Agreement with respect to the Company’s issuance and sale of the Notes (and the issuance of capital stock upon conversion thereof) pursuant to this Agreement.
(bbbb)~~(zzz)~~ “Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (ii)

the United Nations Security Council, the European Union, any European Union member state, or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority with jurisdiction over the Investor, the Company or any of its Subsidiaries or where the Company or any of its subsidiaries conducts business.
(cccc)~~(aaaa)~~ “SEC” means the U.S. Securities and Exchange Commission.
(dddd)~~(bbbb)~~ “Securities Act” means the United States Securities Act of 1933, as amended.
(eeee)~~(cccc)~~ “Security Interest” shall have the meaning ascribed to it in the Guarantee and Collateral Agreement.
(ffff)~~(dddd)~~ “Specified Individual” shall have the meaning ascribed to it in the definition of “Liquidation Transaction”.
(gggg)~~(eeee)~~ “Stipulated Loss Value” shall have the meaning ascribed to it in the applicable Lease Agreement.
(hhhh)~~(ffff)~~ “subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
(iiii)~~(gggg)~~ “Subsidiary” means a subsidiary of the Company.
(jjjj)~~(hhhh)~~ “Taxes” means any and all present or future income, stamp duties, sales taxes, use tax, gross receipts tax, property tax, excise tax, goods and services tax, value added tax, import tax, export tax or other like assessments, contributions, deductions, withholdings, levies, imposts, or duties, or other charges imposed by any Governmental Authority, including any interest and additions to tax or penalties applicable thereto.
(kkkk)~~(iiii)~~ “Total Commitment” means forty-two billion U.S. dollars (USD $42,000,000,000).
(llll)~~(jjjj)~~ “TPU” shall have the meaning ascribed to it in the Lease Agreement.
(mmmm)~~(kkkk)~~ “TPU Subsidiary” means each existing and subsequently acquired or organized direct or indirect Subsidiary that owns or rents (or otherwise has an interest in), directly or indirectly, any TPUs, any Pods and/or associated assets pursuant to or as a result of a transaction contemplated by the Lease Agreement. As of the Effective Date, the only TPU Subsidiary is AI Infrastructure OpCo II, LLC.

2.Terms of the Notes.
2.1Notes Issuable.
(a)Issuance of Notes. Subject to the terms, conditions and limitations in this Agreement, the Company may issue Notes to the Investor on any Quarterly Due Date (solely to satisfy a TPU Subsidiary’s payment obligations to the Lessor with respect to Quarterly Fees due on the applicable Quarterly Due Date~~; it being~~ ), and the Investor shall accept one or more Notes hereunder. It is understood and agreed that ~~the~~ (i) if the Lessor is the Investor or an Affiliate thereof, the amount of each Note will be deemed~~, by agreement among the Investor, the Lessor, the Company and each TPU Subsidiary,~~  to be applied on a cashless basis first by the Company to make a payment and/or prepayment to the TPU Subsidiary for services provided by the TPU Subsidiary under the Intercompany Agreement and second by the TPU Subsidiary to make the payment of Quarterly Fees on the applicable Quarterly Due Date under the Lease Agreement~~), and the Investor shall accept one or more Notes hereunder~~, which shall ~~be deemed to~~ satisfy the TPU Subsidiary’s obligation in respect of such Quarterly Fees, and (ii) if the Lessor is not the Investor or an Affiliate thereof, the Investor is hereby directed by the Company to fund the proceeds from any issuance of Notes in cash to the Lessor on the Quarterly Due Date under the Lease Agreement to satisfy the TPU Subsidiary’s payment obligations to the Lessor with respect to Quarterly Fees due on such Quarterly Due Date. The original principal amount of any Note shall be determined by the Company in its sole discretion, but shall not be less than $[***] and shall not exceed [***]. The Company may issue Notes solely for the TPU Subsidiary to satisfy its payment obligations to the Lessor with respect to Quarterly Fees due on the applicable Quarterly Due Date (and any such issuances shall be subject to the other terms, conditions and limitations in this Agreement); provided that, notwithstanding the foregoing or anything else in this Agreement to the contrary, with respect to each Pod and associated Equipment received under the Lease Agreement, the Company may not issue a Note to the Investor in respect of Quarterly Fees due on the first Quarterly Due Date for such Pod and associated Equipment or prior to the RFS Date (as defined in the Lease Agreement) for such Pod. The Notes shall be convertible into Conversion Shares pursuant to Section 2.2 below. Notwithstanding anything to the contrary in this Agreement, the Lease Agreement or in any related agreement, the Company shall not issue, and the Investor shall have no obligation to accept any Notes hereunder unless all of the conditions and requirements of Section 2.1(b) and the Closing Conditions are satisfied (or waived, in Investor’s sole discretion) and all limitations in this Agreement have been given effect. Notwithstanding anything in this Agreement to the contrary, no Notes may be issued by the Company and the Investor shall have no obligation to accept any Notes [***].
(b)Draw Procedures. During the Draw Period, subject to the terms, conditions and limitations of this Agreement, the Company may issue Notes against the Total Commitment by delivering to the Investor a written notice (a “Draw Notice”) (1) specifying the principal amount to be drawn on a Quarterly Due Date (the “Borrowed Amount”), (2) identifying the Lease for which the Company is using the Note to satisfy a TPU Subsidiary’s payment obligations and (3) for each Pod covered by such Lease, specifying the portion of the Borrowed Amount that is allocated to such Pod (the “Allocated Portion”), which Draw Notice shall be delivered no later than [***] Business Days prior to such Quarterly Due Date. For the avoidance of doubt, there shall not be multiple or duplicative Allocated Portions with respect to the same Lease or Pod. Subject to the satisfaction or waiver of the conditions set forth in Section

3.2 and any other condition set forth in any other Loan Document that is expressly applicable to Closings hereunder (the “Closing Conditions”) and subject to the other terms and limitations set forth in this Agreement, on the applicable Quarterly Due Date, the Company shall issue to the Investor and the Investor shall accept a Note with a principal amount not to exceed the amount set forth on the applicable Draw Notice. Subject to the satisfaction or waiver of the Closing Conditions and subject to the other terms and limitations set forth in this Agreement, the applicable Closing and the issuance of the Notes shall take place via the electronic exchange of documents and signatures via teleconference, e-mail or similar manner remotely, on the applicable Quarterly Due Date (which time and place are designated in each case as a “Closing”). On the date of the applicable Closing, the Company shall deliver to the Investor a duly executed Note in .pdf form, and shall thereafter promptly deliver to the Investor such duly executed Note in physical form.
(c)Use of Proceeds. The amount of each Note issued hereunder shall be used solely to satisfy the payment obligations of a TPU Subsidiary due under the Lease Agreement with respect to Quarterly Fees due on the applicable Quarterly Due Date. Quarterly Fees shall be set off in the manner described in Section 2.1(a) without further action, and in no event shall any amount drawn on a Note be paid in cash.
(d)Priority. The Notes will be general unsecured obligations of the Company, pari passu in right of payment with all unsubordinated Indebtedness and other unsubordinated obligations of the Company, including trade payables and general obligations.
(e)Guarantees. The obligations under the Notes will be guaranteed on a joint and several basis by each Guarantor.
(f)Security. The obligations under the Notes and any guarantee thereof will be secured by a valid, perfected security interest in the Collateral, which security interest shall be junior in priority only to security interests securing the obligations of the Guarantors in respect of the Lease Agreement.
(g)Payment; Prepayment. All payments in satisfaction of the Notes shall be made in lawful money of the United States of America by wire transfer of immediately available funds by 1:30 p.m. Pacific time on the day any such payment is due pursuant to instructions the Investor may from time to time designate in writing to the Company, provided that with respect to each Note, such instructions must be provided to the Company at least three (3) Business Days prior to the Maturity Date and, if requested by the Company, accompanied by verbal confirmation of such instructions by the Investor. Without prejudice to the requirements of Section 2.1(i), payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal. Except as otherwise expressly provided in this Agreement, the Company may not prepay the Notes or any accrued interest thereunder without the prior written consent of the Investor.
(h)Interest. Interest on outstanding Notes issued at any time before a Breach Period shall be payable quarterly in arrears at a rate per annum equal to 9.00%; provided that any Notes issued during a Breach Period shall instead accrue interest at the rate per annum equal to 13.00%. Interest shall be automatically paid on each interest payment date by capitalizing such interest and adding it to the then-outstanding principal amount of the Note. For the avoidance of doubt, capitalized interest shall not be considered a draw against the Total Commitment and capitalized interest shall not be counted as outstanding principal for the purposes of calculating the maximum principal amount available under the Total Commitment at any time.
(i)Maturity. Unless earlier converted into Conversion Shares (or paid in cash) pursuant to Section 2.2 of this Agreement, the Outstanding Amount with respect to a Note shall be due and payable on the Maturity Date. The “Maturity Date” for each Note shall be (i) in the case of the first $24,000,000,000 aggregate principal amount of Notes issued hereunder, five (5) years from the Draw Period Effective Time; (ii) in the case of Notes issued hereunder which bring the aggregate principal amount of Notes issued to an amount in excess of $24,000,000,000 but not exceeding $32,000,000,000, sixty-three (63) months from the Draw Period Effective Time; and (iii) in the case of Notes issued hereunder which bring the aggregate principal amount of Notes issued to an amount in excess of $32,000,000,000, fifty-seven (57) months from the Draw Period Effective Time. Unless the Investor has made an election under Section 2.2(a)(iii) with respect to such Note, each Note shall be due and payable on the Maturity Date with respect to such Note, and on such Maturity Date, the Company shall repay such Note in cash in an amount equal to the Outstanding Amount with respect to such Note.
2.2Conversion of the Note.
(a)Optional Conversion.
(i)Pre-Liquidity Event Optional Conversion. Prior to the occurrence of a Liquidity Event, [***].
(ii)Post-Liquidity Event Conversion. Following the occurrence of a Liquidity Event, the Investor may, by written notice to the Company at least three (3) Business Days prior to the conversion date specified in such notice, convert the Outstanding Amount of Notes or any portion thereof at any time, in its sole discretion, into Conversion Shares after the expiration of any applicable lock-up or market stand-off period, which shall not exceed 180 days following such Liquidity Event.
(iii)Maturity Conversion. Upon the Investor’s election (in its sole discretion) made by written notice to the Company at least [***] days prior to the Maturity Date of a Note (a “Maturity Conversion Election”), the Outstanding Amount of such Note or any portion thereof so specified in the Investor’s written notice shall be converted into Conversion Shares on the applicable Maturity Date in accordance with Section 2.2(d).
(b)Liquidation Transaction.
(i)In the event of a Liquidation Transaction prior to full payment or conversion of any outstanding Note, at the Investor’s election (in its sole discretion), either (A) the Company shall pay the Investor, on the settlement date with respect to the distribution of proceeds of such Liquidation Transaction, cash in an amount equal to one hundred and fifty percent (150%) of the Outstanding Amount or (B) the Outstanding Amount on any such Note shall be converted into Conversion Shares in accordance with Section 2.2(d) immediately prior to the closing of such Liquidation Transaction and (x) the Company shall deliver such Conversion Shares to the Investor on or immediately prior to the closing date of such Liquidation Transaction and (y) the Investor shall be entitled to sell such Conversion Shares in such Liquidation Transaction on the terms set out in clause (ii) below (and the Company shall procure that the Investor is able to sell such Conversion Shares on such basis). The Investor shall be entitled to written notice of any Liquidation Transaction at least twenty (20) Business Days prior to such Liquidation Transaction (which notice shall contain all pertinent information regarding the terms of such Liquidation Transaction) and must provide the Company with notice of its election at least five (5) Business Days prior to the closing of such Liquidation Transaction. In the event the Investor fails to provide timely notice pursuant to this Section 2.2(b) following timely receipt of notice of the Liquidation Transaction, the Company shall have the sole discretion to elect on behalf of the Investor whether Investor shall receive either (A) or (B) in connection with such Liquidation Transaction and shall notify Investor of its election at least two (2) Business Days prior to the closing of such Liquidation Transaction.
(ii)In the event that the Investor elects to convert the Outstanding Amount of its Notes into Conversion Shares in connection with a Liquidation Transaction, the obligation of the Investor to sell its Conversion Shares pursuant to such transaction and to take such other actions as may be required to effect such sale shall be subject to the satisfaction of each of the following conditions:
(1) Limitations on Representations and Warranties. The only representations, warranties or covenants that the Investor shall be required to make in connection with such Liquidation Transaction are representations and warranties with respect to its own ownership of the Conversion Shares to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims and reasonable covenants regarding confidentiality, publicity and similar matters; the liability of the Investor with respect to any representation and warranty or covenant made by the Company in connection with a Liquidation Transaction shall be several and not joint with any other person; and such liability shall be limited to a pro rata share of an escrow not to exceed [***]% in the aggregate of the consideration payable to all stockholders of the Company for a period not to exceed 12 months from the date of closing (as that term is defined in the document for the transaction giving rise to the escrow), other than with respect to the representations, warranties and covenants made by the Investor in connection with a Liquidation Transaction with respect to ownership and ability to convey title.
(2)Other Agreements. Investor shall not be required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective affiliates.
(3)Covenant Not to Compete. The Investor shall not be required to agree to any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Liquidation Transaction.

(4)Consideration. The Investor will receive the same form and amount of consideration per Conversion Share as the holders of the Company’s Common Stock and other Preferred Stock, taking into account any liquidation preference to which the holders of Preferred Stock are entitled in accordance with the Restated Certificate in effect immediately prior to the Liquidation Transaction, or if any holders of Preferred Stock or Common Stock are given an option as to the form and amount of consideration to be received, the Investor will be given the same option. In addition, the Investor shall not be required to accept consideration in a Liquidation Transaction other than cash and/or freely tradeable equity securities registered under the Securities Exchange Act and listed on the New York Stock Exchange or the NASDAQ Global Select Market and/or equity securities of a private company if the Liquidation Transaction for which the equity securities of a private company are to be received as consideration is an arms’ length transaction in which the acquiring company does not control, is not controlled by, nor under common control with any stockholder or board member of the Company; provided that, [***].
(5)Out of Pocket Expenditures. The Investor shall not be obligated to make any out of pocket expenditure prior to the consummation of a Liquidation Transaction (excluding modest expenditures for postage, copies, or similar items), and shall not be obligated to pay any expenses incurred in connection with a consummated Liquidation Transaction, except indirectly to the extent such costs are incurred for the benefit of all of the Company’s shareholders and are paid by the Company or the acquiring party. Costs incurred by or on behalf of the Investor for its sole benefit will not be considered costs of the transaction hereunder.
(6)Breaches by Other Persons. The Investor shall not be liable for the breach of any representation, warranty or covenant made by any other person in connection with a Liquidation Transaction other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders).
(7)Indemnification. The Investor shall not be required to indemnify any party in connection with a Liquidation Transaction, other than with respect to claims relating to the Investor’s representations and warranties with respect to its own ownership of the Conversion Shares to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims. The Investor’s liability for such claims shall be limited to the Investor’s applicable share (determined based on the respective proceeds payable to each shareholder in connection with such Liquidation Transaction in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that in no event exceeds the amount of consideration otherwise payable to the Investor in connection with such Liquidation Transaction in the Investor’s capacity as a shareholder of the Company, except with respect to claims related to fraud by the Investor, the liability for which need not be limited as to the Investor.
(c)Liquidity Event. In the event of a Liquidity Event prior to full payment or conversion of any outstanding Note, the Company shall (in its sole discretion) elect, by providing the Investor with written notice at least ten (10) Business Days prior to the consummation of such Liquidity Event, to either (A) [***] (a “Liquidity Repayment Election”) or (B) [***]. [***].
(d)Shares to be Issued. The number of Conversion Shares to be issued upon the conversion of any Note shall be equal to the quotient obtained by dividing (i) the Outstanding Amount to be converted by (ii) the Conversion Price. [***].
(e)Non-Voting Stock. For avoidance of doubt, no Conversion Shares issued upon conversion of any outstanding Notes shall be entitled to a vote on any matter submitted to stockholders for approval in connection with a Liquidation Transaction or a Liquidity Event (except as required by law and for series-specific protective provisions corresponding to, as applicable, those of the Current Preferred Stock or, to the extent the Latest Preferred Stock is nonvoting, those of the Latest Preferred Stock).
(f)No Fractional Shares. Upon the conversion of each Note into Conversion Shares, in lieu of any fractional shares to which the Investor would otherwise be entitled (taking into account all Notes so converted to the extent Notes are converted concurrently), the total number of Conversion Shares shall be rounded down to the next nearest whole share.
(g)Mechanics of Conversion. The Company shall not be required to issue or deliver notices of issuance or copies of the share certificates, if any, evidencing the Conversion Shares until the Investor has surrendered the applicable Note to the Company and executed the applicable Conversion Documents in connection with a conversion event. The Investor shall surrender the applicable Note to the Company and, in the case of Conversion Shares consisting of Preferred Stock, deliver to the Company the applicable Conversion Documents. The issuance of notices of issuance or certificates (as applicable) for shares of capital stock issuable upon conversion of the applicable Note shall be made without charge to the Investor for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of such shares of capital stock. Upon conversion of the applicable Note, the Company shall take all such actions as are necessary in order to ensure that the capital stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable. If the Investor cannot locate or produce any Note, the Company will provide, without cost to the Investor, a reasonable form of lost security affidavit and reissue the applicable Note, provided, that the Investor shall indemnify and hold harmless the Company from any third-party claims arising out of the chain of ownership of any originally issued note instrument.
(h)Early Buy-Out. In the event that (x) any TPU Subsidiary has notified the Lessor of its election to purchase all of the Equipment pursuant to Section 14.03(a) or Section 14.03(b) of the Lease Agreement, then the Company shall provide the Investor with written notice of such Early Buy-Out Event substantially concurrently with such election (for the avoidance of doubt which shall be at least twenty (20) Business Days prior to any Early Buy-Out Event) or (y) the Lessor has demanded that any TPU Subsidiary pay the Stipulated Loss Value pursuant to Section 14.02(b)(viii) of the Lease Agreement, then the Company shall provide the Investor with written notice of such Early Buy-Out Event within five (5) Business Days of receiving such demand (for the avoidance of doubt which shall be at least twenty (20) Business Days prior to any Early Buy-Out Event), and, in each case of clauses (x) and (y), the Company shall specify in such notice (1) each Pod (and each related Lease) that is the subject of the Early

Buy-Out Event and (2) the Early Buy-Out Amount with respect to each such Pod and related Lease. On the date of the Early Buy-Out Event, at the Investor’s election (in its sole discretion) (an “Early Buy-Out Election”), (1) the Company shall pay to the Investor the Early Buy-Out Amount in cash, (2) the Early Buy-Out Amount shall be converted into Conversion Shares, with the number of Conversion Shares to be issued upon such conversion to be equal to the quotient obtained by dividing (A) the Early Buy-Out Amount by (B) the Conversion Price, with such conversion being otherwise subject to the other applicable conversion provisions of this Section 2.2, provided, that, solely for purposes of this clause (2), the Early Buy-Out Amount shall be equal to the amount set forth in clause (B) of the definition of Early Buy-Out Amount, or (3) the Note (or part thereof) with respect to the Allocated Portion shall remain outstanding in accordance with the terms of this Agreement and the applicable Note. The Investor shall provide the Early Buy-Out Election to the Company within ten (10) Business Days after receipt of the notice set forth in the first sentence of this Section 2.2(h). If the Company fails to provide the required notice set forth in the first sentence of this Section 2.2(h), the Investor shall be permitted to provide such notice on behalf of the Company. If the Investor does not make an Early Buy-Out Election after receiving notice of an Early Buy-Out Event as provided in this Section 2.2(h), the Investor shall be deemed to have elected to have the Note with respect to the Allocated Portion repaid in cash. For the avoidance of doubt, if the Allocated Portion with respect to such Early Buy-Out Amount is less than the then outstanding principal amount of the applicable Note, the remaining principal amount of the Note, after giving effect to the Early Buy-Out Election, shall remain outstanding and subject to the terms of this Agreement and such Note.
(i)Post-IPO Option to Convert to Voting Stock. In the event that both (i) the Investor holds or will hold any shares of N-Class Common Stock or any other non-voting securities of the Company or of the IPO Issuer (if not the Company) upon or following the consummation of a Liquidity Event and (ii) no such non-voting securities referred to in clause (i) are listed for trading on the New York Stock Exchange, the NASDAQ Stock Market or another nationally recognized securities exchange, the Company shall, (x) following consummation of the Liquidity Event, cause any such shares of N-Class Common Stock or other non-voting securities of the Company or the IPO Issuer, as applicable, to be convertible into shares of Transfer Stock (as defined below) automatically upon a transfer of such shares of N-Class Common Stock or other non-voting securities of the Company or the IPO Issuer, as applicable, by the Investor to a Disinterested Party (as defined below), provided that such Disinterested Party agrees to be bound by any lock-up, market stand-off or similar provisions that apply to the Investor at the time of such transfer and (y) amend the Company's Restated Certificate in connection with the Liquidity Event to provide for the conversion of such shares of N-Class Common Stock or other non-voting securities of the Company or the IPO Issuer, as applicable, into Transfer Stock. As used herein, “Transfer Stock” means such class of equity securities of the Company or of the IPO Issuer (if not the Company) (whether voting or non-voting) that is sold to the public or listed in or otherwise the subject of the Liquidity Event and is at the time of any proposed transfer listed for trading on the New York Stock Exchange, the NASDAQ Stock Market or another nationally recognized securities exchange. As used herein, “Disinterested Party” means any third party [***].
(j)Securities Act Matters Relating to Conversion. The Company acknowledges and agrees that for purposes of Rule 144 under the Securities Act, the Investor’s holding period for any Notes and any Conversion Shares issuable upon conversion thereof, including any Transfer Stock, shall be deemed to have commenced on the date such Notes are issued under this Agreement. In furtherance thereof, the Company shall not take any action that would conflict with this intention.
3.Signing Deliverables; Closing Conditions.
3.1Signing Deliverables Delivered on the Effective Date. In connection with the parties’ entry into this Agreement, the Company has delivered to the Investor, on the date hereof, the following (which the Company represents and warrants are true and complete):
(a)Loan Agreements. Each of the Loan Documents and the Lease Agreement, duly executed and delivered by the Company and each TPU Subsidiary, as applicable.
(b)Compliance Certificate. A certificate of the Chief Executive Officer of the Company, dated as of the Effective Date, certifying that the following conditions are fulfilled:
(i)Representations and Warranties. The representations and warranties of the Company contained in Section 4 are true and correct in all material respects on and as of the Effective Date, except as may be stated in the corresponding section of the Disclosure Schedule (provided, that any representations and warranties qualified by reference to materiality or a Material Adverse Effect shall be true and complete in all respects after giving effect to such qualification on and as of the Effective Date);
(ii)Performance. The Company has performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Effective Date (including with respect to the deliverables set forth in this Section 3.1) and no Event of Default (or event that with or without notice or lapse of time would be an Event of Default) has occurred and is continuing; and
(iii)No Material Adverse Effect. No Material Adverse Effect has occurred and is continuing.
(c)Financial Statements. (i) the Audited Financial Statements, and (ii) unaudited consolidated financial statements of the Company for the fiscal quarters ended September 30, 2024 and September 30, 2025.
(d)Secretary’s Certificate. A certificate, dated as of the Effective Date, from the Secretary of the Company (on behalf of the Company and each TPU Subsidiary), certifying (i) that attached thereto is a true and complete copy of the Restated Certificate, certified as of a recent date by the Secretary of State of the state of the Company’s organization, which such Restated Certificate is in full force and effect and has not been amended, supplemented, revoked, repealed, rescinded or otherwise modified in any respect since the date of such certification, and a certificate of good standing of the Company from the Company’s jurisdiction of organization as of a recent date from such Secretary of State; (ii) that attached thereto is a true and complete copy of each certificate or articles of incorporation of each TPU Subsidiary, certified as of a recent date by the Secretary of State of the state of each such TPU Subsidiary’s organization, each of which such certificate or articles is in full force and effect and has not been amended, supplemented, revoked, repealed, rescinded or otherwise modified in any respect since the date of such certification, and a certificate of good standing of each TPU Subsidiary from such party’s jurisdiction of organization (or certificate of similar meaning to the extent that such concept does not exist in the applicable jurisdiction) as of a recent date from such Secretary of State (or other similar official or governmental authority); (iii) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the Effective Date, which such Bylaws are in full force and effect and have not been amended, supplemented, revoked, repealed, rescinded or otherwise modified in any respect since the date of such certification; (iv) that attached thereto is a true and complete copy of the by-laws or equivalent organizational document of each TPU Subsidiary as in effect on the Effective Date, which such bylaws or other document are in full force and effect and have not been amended, supplemented, revoked, repealed, rescinded or otherwise modified in any respect since the date of such certification; (v) that attached thereto are true and complete copies of resolutions duly adopted by the Board of Directors and continuing in effect, which authorize the execution, delivery and performance by the Company of the Loan Documents and the consummation of the transactions contemplated thereby, and which have not been amended, supplemented, revoked, repealed, rescinded or otherwise modified in any respect; (vi) that attached thereto are true and complete copies of resolutions duly adopted by the Board of Directors (or equivalent governing body) of each TPU Subsidiary and continuing in effect, which authorize the execution, delivery and performance by such TPU Subsidiary of the Loan Documents and the consummation of the transactions contemplated thereby, and which have not been amended, supplemented, revoked, repealed, rescinded or otherwise modified in any respect; (vii) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such party; and (viii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary of the Company and each TPU Subsidiary executing the certificate pursuant to sub-clause (vii) above.
(e)Good Standing Certificates. A certificate of good standing as to the Company and each TPU Subsidiary from such party’s jurisdiction of organization (or certificate of similar meaning to the extent that such concept does not exist in the applicable jurisdiction) as of a recent date from such Secretary of State (or other similar official or governmental authority).
(f)Solvency Certificate. A solvency certificate signed by the chief financial officer of the Company confirming the solvency of the Company and its subsidiaries on a consolidated basis as of the Effective Date after giving effect to the Company’s entry into this Agreement, the other Loan Documents and the Lease Agreement in form and substance satisfactory to the Investor.
(g)KYC Compliance. Documentation regarding the Company and each TPU Subsidiary relating to applicable “know your customer” and anti-money laundering rules and regulations or considerations.
(h)No Conflicts with Material Indebtedness. With respect to the Revolving Credit Facility and any other Material Indebtedness, the Investor shall have received an officer’s certificate reasonably satisfactory to the Investor confirming that the execution and delivery by the Company and the TPU Subsidiary of this Agreement, the Notes, the Guarantee and Collateral Agreement, the Lease Agreement and the Transaction Documents (as defined in the Lease Agreement) in effect as of the Effective Date to which the Company or the TPU Subsidiary is a party, and the performance by the Company and the TPU Subsidiary of their respective obligations hereunder and thereunder, do not violate or conflict with or result in a breach, default or event of default under the Revolving Credit Facility or such other Material Indebtedness.
3.2Conditions to the Investor’s Obligations at each Closing. The Company’s right to issue a Note and the Investor’s obligation to accept each Note, and any other obligations of the Investor to the Company under this Agreement at each Closing, are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions as well as any other condition set forth in any other Loan Document that is expressly applicable to Closings hereunder, unless otherwise waived by the Investor in its sole discretion:
(a)Draw Notice; Certificate. The Investor shall have received (1) the Draw Notice in accordance with Section 2.1(b) (which shall include certifications (and with respect to clause (f) below, reasonably detailed supporting calculations) as to, as of the date of such Draw Notice, the satisfaction of the Closing Conditions and as to, as of the date of such Draw Notice, whether a Revenue Breach has occurred (including reasonably detailed supporting calculations) and whether a Revenue Default Event has occurred (including reasonably detailed supporting calculations)), and (2) a certificate of a duly authorized executive officer of the Company as of the date of the applicable Closing certifying the foregoing and that the conditions set forth in Sections 3.2(c), (d), (e) and (f) have each been satisfied.
(b)Legal Restrictions. There shall be no statute, rule, regulation, executive order, sanction, export-control restriction, or order or an official action having legal effect, in each case, of any Governmental Authority then in effect that clearly prohibits the Investor from accepting the applicable Note or the Company from issuing and performing its obligations under the applicable Note.
(c)No Event of Default.
(i)No Event of Default (or event that with or without notice or lapse of time would be an Event of Default) shall have occurred and be continuing hereunder.
(ii)No “Default” or “Event of Default” (each as defined and specified in Section 1.01 in the Lease Agreement) shall have occurred and be continuing under the Lease Agreement.
(iii)No “Default” or “Event of Default” (each as defined and specified in [***]) shall have occurred and be continuing under [***].
(iv)No “Event of Default” (as defined in [***]) shall have occurred and be continuing under [***].

(d)Closing Representations and Warranties. The Closing Representations and Warranties with respect to the Company and the TPU Subsidiaries shall be true and correct in all material respects on and as of the applicable Closing (provided, that any representations and warranties qualified by reference to materiality or a Material Adverse Effect shall be true and complete in all respects after giving effect to such qualification on and as of the applicable Closing).
(e)Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing.
(f)Revenue Default Event. No Revenue Default Event shall have occurred.
(g)Note. The Note to be issued by the Company to the Investor at the applicable Closing shall be issued in compliance with Section 2.1 of this Agreement and shall give effect to all of the terms and limitations in this Agreement with respect to the issuance of Notes.
(h)No Conflicts with Material Indebtedness. With respect to the Revolving Credit Facility and any other Material Indebtedness in effect at the time of such Closing, the Investor shall have received an officer’s certificate reasonably satisfactory to the Investor confirming that the issuance of such Note at such Closing and the performance by the Company and the TPU Subsidiary of their respective obligations under this Agreement, the Notes, the Guarantee and Collateral Agreement, the Lease Agreement and the Transaction Documents (as defined in the Lease Agreement) in effect at the time of such Closing and to which the Company or the TPU Subsidiary is a party does not violate or conflict with or result in a breach, default or event of default under the Revolving Credit Facility or such other Material Indebtedness.
(i)Authorizations of Shares. All necessary corporate (including shareholder) approvals shall have been obtained for the authorization of any Conversion Shares issuable upon conversion of the Note (and any shares of capital stock of the Company that may be issuable upon conversion of such Conversion Shares) and the Restated Certificate (or the certificate of incorporation of the Company as in effect as of the Closing) shall expressly permit the issuance of any Conversion Shares issuable upon conversion of the Note (and any shares of capital stock of the Company that may be issuable upon conversion of such Conversion Shares).
(j)Borrowing Limit. After giving effect to the applicable Draw Notice, the aggregate Borrowed Amount under this Agreement shall not have exceeded [***] U.S. dollars (USD $[***]) per [***] under the Lease Agreement, with the Borrowed Amount allocated pro rata across payments on Leases in respect of each [***] under the Lease Agreement. By way of example, [***].
(k)[***].
(l)ROFO Waiver. [***].
(m)IRA Waiver. [***].

(n)Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement in accordance with Section 7.8(a) and prior to the initial Closing.

4.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that except as set forth on a Disclosure Schedule attached as Exhibit B to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete in all material respects as of the Effective Date and, with respect to the Closing Representations and Warranties only, as of each Closing, provided, that any representations and warranties qualified by reference to materiality or a Material Adverse Effect shall be true and complete in all respects after giving effect to such qualification. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 4, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 4 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For the purposes of these representations and warranties (other than those in Sections 4.2 and 4.3) the term “Company” shall include any subsidiaries of the Company, unless otherwise noted herein:
4.1Organization, Good Standing, Power and Qualification. Each of the Company and each of the TPU Subsidiaries is duly organized, validly existing and in good standing (in the case of the TPU Subsidiaries, except where such failure to be in good standing would not reasonably be expected to have a Material Adverse Effect) under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as presently conducted and as presently proposed to be conducted. Each of the Company and each of the TPU Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify and remain in good standing would have a Material Adverse Effect. Each of the Company and each of the TPU Subsidiaries has the power to execute, deliver and perform its obligations under the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party.
4.2Capitalization. The authorized capital stock of the Company consists, immediately prior to [***], of:
(a)875,738,261 shares of Preferred Stock, of which 48,574,420 shares have been designated Series A Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 87,430,352 shares have been designated Series B Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 26,397,182 shares have been designated Series C-1 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 13,361,719 shares have been designated Series C-2 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 35,012,753 shares have been designated Series D-1 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 4,443,769 shares have been designated Series D-2 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 4,999,250 shares have been designated Series D-3 Preferred Stock, [***] of which are issued and outstanding immediately prior to the

Effective Date, 63,610,106 shares have been designated Series E-1 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 95,281,934 shares have been designated Series E-2 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 12,664,555 shares have been designated Series E-3 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 15,342,945 shares have been designated Series E-4 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 24,243,584 shares have been designated Series E-5 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 92,219,720 shares have been designated Series F-1 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 20,739,866 shares have been designated Series F-2 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 92,615,316 shares have been designated Series G-1 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 30,871,772 shares have been designated Series G-2 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 125,034,583 shares have been designated Series G-3 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, 3,321,638 shares have been designated Series G-4 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date, and 79,572,797 shares have been designated Series G-5 Preferred Stock, [***] of which are issued and outstanding immediately prior to the Effective Date.
(b)1,548,000,000 shares of Common Stock, of which 938,411,335 shares have been designated Voting Common Stock, [***] of which are issued and outstanding immediately prior to the Effective Date and 609,588,665 shares have been designated N-Class Common Stock, [***] of which are issued and outstanding immediately prior to the Effective Date.
(c)1,000 shares of Class T Common Stock, [***] of which are issued and outstanding immediately prior to the Effective Date.
(d)The rights, preferences and privileges of the Preferred Stock are as stated in the Restated Certificate. All of the outstanding shares of Common Stock and Preferred Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.
(e)The Company has reserved [***] shares of Voting Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its Amended and Restated 2021 Stock Plan duly adopted by the Board of Directors and approved by the Company’s holders of outstanding voting stock (the “Stock Plan”). Of such reserved shares of Voting Common Stock, [***] shares have been issued pursuant to restricted stock purchase agreements and are currently outstanding, [***] shares have been issued pursuant to the exercise of options and are currently outstanding, [***] options to purchase shares and Restricted Stock Units have been granted and are currently outstanding, and [***] shares of Voting Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

(f)The Company has reserved [***] shares of N-Class Common Stock for issuance pursuant to its Donation Match Plan duly adopted by the Board of Directors (the “Donation Match Plan”), [***] of which shares of N-Class Common Stock remain available for issuance pursuant to the Donation Match Plan.
(g)Except for the conversion privileges of the Notes to be issued under this Agreement, the notes issued or to be issued under [***], the Preferred Stock, and the outstanding options issued pursuant to the Stock Plan, and except as set forth in the Investors’ Rights Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not more than 180 days following the Company’s Liquidity Event.
(h)The issuance of each Note, or its subsequent conversion into Conversion Shares, will not be subject to the preemptive rights, rights of first offer or any similar rights of any stockholder of the Company, and to the extent such preemptive rights exist, the Company has obtained or will obtain prior to or in connection with the issuance of each Note, valid waivers of any such rights from the other parties, except that the Company has not obtained the ROFO Waiver as of the Effective Date.
4.3Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity other than wholly-owned subsidiaries. The Company is not a participant in any joint venture, partnership or similar arrangement.
4.4Authorization. All corporate action on the part of the Company and each of the TPU Subsidiaries, and each of their respective officers, directors and stockholders necessary for the authorization, execution and delivery of the Loan Documents, the authorization, issuance and delivery of the Notes and the performance of all obligations of the Company and each of the TPU Subsidiaries pursuant to the Loan Documents has been taken prior to the Effective Date, except that, without prejudice to Section 2.2(d) and Section 2.2(g) (i) the Company has not obtained, as of the date hereof, the necessary corporate approval for the authorization of any Conversion Shares (or any shares of capital stock of the Company that may be issuable upon conversion of such Conversion Shares) and (ii) the Company has not obtained the ROFO Waiver as of the Effective Date. The Loan Documents, when executed and delivered by any of the Company or any of the TPU Subsidiaries, shall constitute valid and legally binding obligations of such Person, enforceable against such Person in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), implied covenants of good faith and fair dealing, the need for filing and registrations necessary to perfect any security interests, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
4.5Governmental Authorization. Assuming the accuracy of the representations made by the Investor in Section 5 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or any TPU Subsidiary in connection with the consummation of the transactions contemplated by this Agreement or any of the Loan Documents, except for (i) filings pursuant to applicable state securities laws and Regulation D of the Securities Act, (ii) the filing of Uniform Commercial Code financing statements, and (iii) filings, actions, consents and approvals the failure of which to be obtained or made would not have, individually or in the aggregate, a Material Adverse Effect.
4.6Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any of its Subsidiaries or, to the Company’s knowledge, any director or officer of the Company or any of its Subsidiaries including, without limitation, any claims involving the prior employment of any of the foregoing or their services provided in connection with the Company’s business; or (ii) against the Company or any of its Subsidiaries that questions the validity of this Agreement or any of the Loan Documents or the right of the Company or any of the TPU Subsidiaries to enter into it or any of them, or to consummate the transactions contemplated herein or therein; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries pending or which the Company or any of its Subsidiaries intends to initiate.
4.7Intellectual Property.
(a)To the Company’s knowledge, except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, applications or registrations for any of the foregoing, data, trade secrets, licenses, information and proprietary rights and processes, similar or other intellectual property rights, including subject matter and tangible embodiments of any of the foregoing, owned or used by the Company or necessary for the business of the Company and its Subsidiaries as currently conducted and as currently proposed to be conducted. To the Company’s knowledge, no product or service marketed or sold by the Company or any of its Subsidiaries violates any license or infringes any intellectual property rights, and no product or service proposed to be marketed or sold by the Company or any of its Subsidiaries as of the Effective Date will violate any license or will infringe any intellectual property rights, of any other party.
(b)There are no outstanding material Liens (including options or exclusive licenses) or shared ownership interests of any kind relating to the Company Intellectual Property owned or purported to be owned by the Company (“Company-Owned Intellectual Property”).

(c)Any employee, consultant and officer of the Company who has been engaged by the Company since March 31, 2023 has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Investor (the “Confidential Information and Invention Assignment Agreement”).
(d)The Company has not received any communications that could (taking into account the merits of such claim and its likelihood of success if litigated) reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, alleging that the Company has infringed, misappropriated or violated or, by conducting its business, would infringe, misappropriate or otherwise violate any of the patents, trademarks, service marks, tradenames, copyrights, rights in data, trade secrets, privacy rights, rights of publicity or other intellectual property or proprietary rights or processes of any other person or entity, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. The Company is not aware that any other person or entity is engaging in any activity or business that conflicts or will conflict with, infringes or will infringe, or misappropriates or will misappropriate the Company’s rights in and to Company Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.
(e)Except as could not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, each current and former employee and consultant has assigned to the Company all intellectual property rights he, she or it owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (iii) resulted from the performance of services for the Company. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere in any material respect with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. No current or former employee or officer of the Company has excluded any works or inventions from his or her agreements from the Company that are necessary for or material to the Company’s business, nor does the Company believe it is or will be necessary to use any material works or inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company, other than works and inventions that have been assigned to the Company or licensed on a perpetual, royalty-free basis for use in connection with all applicable Company products and services.

(f)To the Company’s knowledge, the Company has not embedded, used, distributed any open source, copyleft or community code or technology (including without limitation any libraries or code, software, model weights, technologies or other materials that are licensed or distributed on an “open source” basis, including without limitation under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org) (collectively, “Open Source Software”) in connection with any of its products, services or proprietary software that the Company has made available (or intends to make available as of the date of this Agreement) in any manner that would materially restrict the ability of the Company to protect its proprietary interests in any such product or service or in any manner that requires (i) any material Company Intellectual Property be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any material restriction on the consideration to be charged for the distribution of any Company Intellectual Property; (iii) the creation of any material obligation for the Company with respect to Company-Owned Intellectual Property, or the grant to any third party of any material rights or immunities under Company-Owned Intellectual Property; or (iv) any other material limitation, restriction or condition on the right of the Company with respect to its use or distribution of any Company-Owned Intellectual Property, excluding those related to attribution. The Company is in material compliance with its applicable licensing obligations with respect to Open Source Software.
(g)Except as could not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, (1) no government funding, facilities of a university, college, other educational institution or research center was used in the development of any Company-Owned Intellectual Property, and (2) no Person who was involved in, or who contributed to, the creation or development of any Company-Owned Intellectual Property has performed services for the government or any university, college or other educational institution or research center in a manner that, in each case, would affect the Company’s rights in or to such Company Intellectual Property in any materially adverse respect.
(h)The Company has used commercially reasonable efforts to identify and remove from any software that is Company-Owned Intellectual Property any back door, time bomb, drop dead device, virus, Trojan horse, worm, or other software routine or hardware component designed to permit unauthorized access to, disable, erase or otherwise harm software, hardware, or data, whether automatically with the passage of time or under the positive control of an entity or person other than the user of the software or program. To the Company’s knowledge, all software that is Company-Owned Intellectual Property has been developed and maintained by the Company in material accordance with the Company’s contractual obligations to its customers and end users and the Company’s public written statements regarding the Company’s artificial intelligence and software development processes and mandates.
(i)Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company has implemented and maintained appropriate technical, physical, and organizational measures consistent with applicable industry standards and in compliance with all applicable laws and regulations to perform validation, bias, detection and mitigation, risk management, and other quality control processes with respect to their artificial intelligence products and services, and to otherwise ensure that its business complies with all applicable laws governing artificial intelligence.
4.8No Contravention; Compliance with Laws and Organizational Documents.
(a)Neither the Company nor any TPU Subsidiary is in violation or default of its Restated Certificate, Bylaws or other constitutive documents in any material respect (or in any respect with respect to any material provision thereof). No Subsidiary is in violation or default of its respective certificate or articles of incorporation or other constitutive documents, except (in the case of any Subsidiary other than a TPU Subsidiary) as would not, individually or in the aggregate, be material to the Company. The execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated herein and therein will not violate (i) any provision of the Restated Certificate, Bylaws or other constitutive document of the Company, including the Investors’ Rights Agreement, (ii) any certificate or articles of incorporation, bylaws or other constitutive documents of a TPU Subsidiary or (iii) any certificate or articles of incorporation, bylaws or other constitutive documents of a Subsidiary.
(b)None of the Company or any TPU Subsidiary is in violation or default of any provision of federal or state statute, rule or regulation applicable to the Company or any TPU Subsidiary, the violation of which would have, individually or in the aggregate, a Material Adverse Effect.
(c)The execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated herein and therein will not result in any violation of, or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under, (i) any Material Indebtedness, (ii) any Compute Lease or (iii) any other note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound, in the case of (ii) and (iii), the violation of which would have, individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated herein and therein will not, with or without the passage of time or giving of notice, constitute an event which results in the creation of any Lien upon any Collateral or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company or any TPU Subsidiary, other than Liens arising under the Guarantee and Collateral Agreement or the Lease Agreement or any other “Transaction Documents” (as defined in the Lease Agreement). For the avoidance of doubt, compliance with this clause will be determined at the time of issuance of such Note and only with respect to the principal amount of such Note and all other Notes then-outstanding.
(d)The performance by the Company of its obligations under each Outstanding Agreement will not constitute or result in any breach or violation of, or be in conflict with, any Loan Document or the Lease Agreement or the transactions contemplated and obligations and rights set forth thereunder (in each case, whether with or without the passage of time and/or the giving of notice), or otherwise hinder, restrict or limit the rights of the Investor under the Loan Documents, or the performance by the Company of its obligations thereunder and the execution, delivery and performance by the Company of the Loan Documents or the Lease

Agreement will not constitute or result in any breach or violation of, or be in conflict with, any Outstanding Agreement or the transactions contemplated and obligations and rights set forth thereunder (in each case, with or without the passage of time and/or the giving of notice).
4.9Agreements; Actions.
(a)Except for the Loan Documents, [***] and any notes issued pursuant to [***], there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $[***], (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than non-exclusive licenses for off-the-shelf software or custom products and services built to individual customer specifications), or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person or that affects the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.
(b)Except for [***] and any notes issued pursuant to [***], none of the Company or any TPU Subsidiary has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed individually in excess of $[***] or in excess of $[***] in the aggregate, other than pursuant to the Revolving Credit Facility, (iii) made any loans or advances to any Person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.
(c)For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person or entity (including Persons or entities the Company has reason to believe are affiliated with that Person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.
(d)None of the Company or any of its Subsidiaries provides a Guarantee of any obligations of any other Person, other than Guarantees made pursuant to the Lease Agreement or the Guarantee and Collateral Agreement or in connection with the Revolving Credit Facility.
(e)None of the Company nor any of its Subsidiaries is indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company’s officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company’s stock).

(f)Section 4.9(f) of the Disclosure Schedule sets forth [***].
(g)Section 4.9(g) of the Disclosure Schedule sets forth [***].
(h)(h)    The Company has provided true, complete and correct copies of all Indebtedness of the Company with an amount outstanding or committed in excess of $[***] and any convertible debt issued by the Company or note purchase agreement to which the Company is a party, in each case, other than the Outstanding Agreements.
4.10Title to Property and Assets. The Company owns or has valid leasehold interests in its property and assets free and clear of all Liens, except for Liens that are not prohibited from being incurred or existing by the terms of the Revolving Credit Facility as in effect as of the date hereof, as may be amended from time to time by all Approved RCF Amendments, and defects in title or leasehold that do not have a Material Adverse Effect. Each TPU Subsidiary owns or has valid leasehold interests in its property and assets free and clear of all Liens, other than Permitted Liens (as defined in the Guarantee and Collateral Agreement). With respect to the property and assets it leases, the Company and each TPU Subsidiary is in compliance in all material respects with such leases and holds a valid leasehold interest free of any Liens, except (x) in the case of the Company, for Liens that are not prohibited from being incurred or existing by the terms of the Revolving Credit Facility as in effect as of the date hereof, as may be amended from time to time by all Approved RCF Amendments and (y) in the case of any TPU Subsidiary, for Permitted Liens (as defined in the Guarantee and Collateral Agreement).
4.11Financial Statements. The Company has made available to the Investor its (A) audited financial statements (balance sheet, income statement and statement of cash flows) for the fiscal years ended December 31, 2023 and December 31, 2024 (the “Audited Financial Statements”) and (B) unaudited financial statements (including balance sheet, income statement and statement of cash flows) for the fiscal quarter ended September 30, 2025 (the “Balance Sheet Date”) and for the fiscal quarter ended September 30, 2024 (the “Unaudited Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the Unaudited Financial Statements may not contain all footnotes and period-end and fair value adjustments required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the Unaudited Financial Statements to normal period-end and fair value adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business subsequent to the Balance Sheet Date; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.
4.12Material Adverse Effect. Since December 31, 2024, no condition has arisen, or currently exists, nor has any event occurred which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

4.13Use of Proceeds. The Company and the TPU Subsidiaries shall use the proceeds of the Notes only in accordance with Section 2.1(c).
4.14Employee Benefit Plans. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), are in compliance with the applicable provisions of ERISA.
4.15Licenses. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which would have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
4.16Tax Returns and Payments. The Company has duly and timely filed all tax returns and reports as required by law, the failure of which would have a Material Adverse Effect. These returns and reports are complete, true and correct in all material respects. The Company has timely paid all taxes and other assessments due, except taxes or assessments which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP in the Company’s financial statements.
4.17Data Privacy. In connection with its collection, storage, use and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable laws (collectively, “Personal Information”) by or on behalf of the Company, the Company is and has been, to the Company’s knowledge, in compliance with (i) all applicable laws (including, without limitation, laws relating to privacy, data security, telephone and text message communications, and marketing by email or other channels), in all material respects, in all relevant jurisdictions and (ii) the Company’s privacy policies and public written statements regarding the Company’s privacy or data security practices, except in each case as would not have a Material Adverse Effect. The Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. To the extent the Company maintains or transmits protected health information, as defined under 45 C.F.R. § 160.103, the Company is in material compliance with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all rules and regulations promulgated thereunder. The Company is and has been, to the Company’s knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations. To the Company’s knowledge, there has been no material occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, modification or disclosure of or access to Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company such that privacy requirements require or required the Company to notify government authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Company’s confidential information or trade secrets.

4.18Disclosure. The Company and Investor have engaged in a due diligence process, and in connection with that process, the Company has made available to the Investor all the information reasonably available to the Company that the Investor has requested for deciding whether to enter into the Agreement and the other Loan Documents and acquire the Notes, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, or any other Loan Document and no certificate furnished or to be furnished to the Investor under any Loan Documents and no exhibits attached hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; provided, however, the Company does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to the Investor, and has not been requested to deliver, a private placement or similar memorandum or any “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the type typically contained therein.
4.19USA PATRIOT Act. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries is in compliance with applicable requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and any other applicable anti-money laundering laws, rules, regulations and orders.
4.20Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company (including its Subsidiaries), and, to the extent that such individuals are acting on the Company’s (including its Subsidiaries’) behalf, its or their directors, officers, employees and agents, with applicable Anti-Corruption Laws and applicable Sanctions, and the Company (including its Subsidiaries), and, to the extent that such individuals are acting on the Company’s (including its Subsidiaries’) behalf, its or their officers, directors, employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions and have not, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the FCPA), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company (including its Subsidiaries) in obtaining or retaining business for or with, or directing business to, any Person. Neither the Company (including its Subsidiaries) nor any of its or their directors, officers, employees, or agents have made or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any Anti-Corruption Law. Neither the Company (including its Subsidiaries) nor, to the Company’s knowledge, any of its or their officers, directors, or employees, are the subject of any allegation, voluntary disclosure, investigation, prosecution, or other enforcement action related to the FCPA or any other Anti-Corruption Law.

4.21Events of Default.
(a)No “Default” or “Event of Default” (each as defined and specified in Section 1.01 in the Lease Agreement) has occurred and is continuing under the Lease Agreement.
(b)No “Default” or “Event of Default” (each as defined and specified in [***]) has occurred and is continuing under [***].
(c)[***].
4.22Registration Rights. [***].
5.Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as of the Effective Date and, with respect to Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.9, 5.10, 5.11 and 5.12, as of each Closing (subject to delivery of any exceptions by the Investor to the Company with respect to such representations and warranties within five (5) Business Days of the Investor’s receipt of a Draw Notice delivered pursuant to Section 2.1(b)) that:
5.1Authorization. This Agreement constitutes the Investor’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Investor represents that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to enter into this Agreement.
5.2Purchase Entirely for Own Account. The Investor acknowledges that this Agreement is made with the Investor in reliance upon its representation to the Company that each Note, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”), will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Securities.
5.3Disclosure of Information. Without prejudice to the Company’s obligations under Section 7.1 and Section 7.2, the Investor acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.
5.4Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Investor also represents it has not been organized solely for the purpose of acquiring the Securities.

5.5Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.
5.6Restricted Securities. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, without limitation, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy. The Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect (“Rule 144”), and understands the resale limitations imposed thereby and by the Securities Act.
5.7No Public Market. The Investor understands that no public market now exists for any of the securities issued by the Company, and the Company has made no assurances that a public market will ever exist for the Securities.
5.8Legends. The Investor understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear a legend substantially in the following form:
(a)“THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”
(b)Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities or any securities issued in respect thereof or exchange therefor.
5.9Disqualification. The Investor represents that neither the Investor, nor any person or entity with whom the Investor shares beneficial ownership of Company securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. The Investor also agrees to notify the Company if the Investor or any person or entity with whom the Investor shares beneficial ownership of Company securities becomes subject to such disqualifications after the Effective Date (so long as the Investor or any such person beneficially owns any equity securities of the Company).

5.10Foreign Investors. If the Investor is not a United States person (as defined by Rule 902(k) under the Securities Act), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Investor’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Investor’s jurisdiction.
5.11Foreign Investment Risk Review Modernization Act. The Investor represents that it is not a “foreign person” within the meaning defined at 31 C.F.R. Part 800.
5.12No Other Representations. Except for the representations and warranties of the Company set forth in Section 4 and in the certificates delivered pursuant to Section 3.1 and Section 3.2 the Investor acknowledges that the Company is not making any other representations or warranties to the Investor in connection with the Investor’s acceptance of the Notes under this Agreement.
6.Defaults and Remedies.
6.1Events of Default. Any of the following events set forth below in this Section 6.1 as well as any other event of default set forth in any other Loan Document that is expressly applicable to this Agreement shall be considered an “Event of Default” under the Notes:
(a)The Company or any TPU Subsidiary shall fail to pay (i) any principal amount of any Note when due and payable, or (ii) any interest or other amounts on any outstanding Note or under the terms of any other Loan Document within three (3) Business Days of the date the same becomes due and payable;
(b)The Company or any TPU Subsidiary shall have failed to perform or observe in any material respect any covenant, obligation, condition or agreement contained in this Agreement, any Note or any other Loan Document and in the case of the covenants contained in Sections 7.1, 7.2, 7.4, 7.5 and 7.10 of this Agreement or Sections 4.03(b), 4.03(c), 4.03(f) and 4.03(j) of the Guarantee and Collateral Agreement, such failure shall continue unremedied for a period of [***] days after any of the Chief Executive Officer, President, Chief Financial Officer or General Counsel of the Company becomes aware (after reasonable inquiry) of such failure or the Company’s receipt of notice thereof from the Investor to the Company;
(c)Any representation, warranty, certificate, or other statement (financial or otherwise) with respect to any of the Fundamental Representations and Warranties shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(d)The occurrence of any event or condition that:
(i)enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due and payable or to require prepayment, repurchase, redemption, or defeasance thereof prior to its scheduled maturity without such Material Indebtedness being discharged or such event or condition being cured or waived by the requisite holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf within [***] after any of the Chief Executive Officer, President, Chief Financial Officer or General Counsel of the Company obtaining knowledge thereof; provided that this clause (i) shall not apply to Compute Leases that constitute Material Indebtedness;
(ii)results in the principal (or, in the case of Finance Lease Obligations, the stipulated loss value or similar amount) of any Material Indebtedness becoming due and payable or requiring to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity; provided, however, that (A) for the avoidance of doubt, [***]; and (B) this clause (d) shall not apply to [***]; provided further that this clause (ii) shall not apply to Compute Leases that constitute Material Indebtedness; or
(iii)constitutes the failure to repay the principal or other obligations of any Material Indebtedness due and payable on the final maturity date thereof; provided that this clause (iii) shall not apply to Compute Leases that constitute Material Indebtedness;
(e)The Company or any TPU Subsidiary fails to make any payment under the Lease Agreement when due (other than as a result of Investor’s refusal to accept a properly issued Note, in accordance with this Agreement, as payment pursuant to the Lease Agreement);
(f)(i) The Company or any TPU Subsidiary fails to make any payment under a Compute Lease that constitute Material Indebtedness when due and payable (it being understood that any such obligation that is subject to a good faith ongoing dispute by the Company or any TPU Subsidiary shall not be deemed to be due and payable pending the settlement or other resolution of such dispute) or (ii) the occurrence of any event or condition that results in the early termination of such Compute Lease, acceleration of obligations thereunder or the stipulated loss value or similar amount of any such Compute Lease becoming due and payable (excluding any casualty or similar event resulting in such stipulated loss value or similar amount becoming due and payable so long as such amount is repaid in accordance with its terms); provided, however, that, for the avoidance of doubt, [***];
(g)The Company or any TPU Subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition seeking relief under Title 11 of the United States Code or any other Debtor Relief Law, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company or such TPU Subsidiary in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, liquidator or similar official of the Company or such TPU Subsidiary, or of all or substantially all of the properties of the Company or such TPU Subsidiary;
(h)Within [***] after the commencement of any proceeding against the Company or any TPU Subsidiary seeking any bankruptcy reorganization, arrangement, composition, readjustment, winding-up, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within [***] after the appointment without the consent or acquiescence of the Company or any TPU Subsidiary of any trustee, receiver, liquidator or similar official of the Company or such TPU Subsidiary or of all or substantially all of the properties of the Company or such TPU Subsidiary, such appointment shall not have been vacated;
(i)Any Loan Document or the Lease Agreement or any provision thereof shall cease to be in full force and effect (other than in accordance with its terms) or the Company or any TPU Subsidiary shall assert in writing that any Loan Document or the Lease Agreement or any provision thereof is not in full force and effect (other than in accordance with its terms) or shall deny in writing it has any further liability under any Loan Document;
(j)Any security interest in any assets purported to be created by the Guarantee and Collateral Agreement shall cease to be, or shall be asserted by the Company or any TPU Subsidiary not to be, a valid, perfected, second priority (junior only to security interests securing the obligations of the Guarantors in respect of the Lease Agreement) security interest in the securities, assets or properties covered thereby (except to the extent that any such loss of perfection results from the Note Collateral Agent failing to timely file UCC continuation statements);
(k)The occurrence of any event or condition that results in any “Full Remedies Trigger Event” as defined and specified in Section 1.01 of the Lease Agreement where the Investor exercises any remedy under Section 14.02(b) of the Lease Agreement; provided, that [***]; or
(l)The occurrence of any event or condition that results in any “Full Remedies Trigger Event” as defined and specified in [***] where the Investor exercises any remedy under[***]; provided, that [***].

6.2Notice. The Company shall promptly notify the Investor upon the occurrence of an Event of Default (or event that with or without notice or lapse of time would be an Event of Default) or if any Knowledge Party becomes aware of the occurrence of an Event of Default (or event that with or without notice or lapse of time would be an Event of Default).
6.3Remedies.
(a)Upon the occurrence and at any time thereafter during the continuation of any Event of Default under Section 6.1 hereof (other than an Event of Default arising under Section 6.1(f) or Section 6.1(g)), at the option of the Investor, and upon written notice to the Company, the Investor may terminate all of its commitments and obligations under this Agreement, and the entire unpaid principal and accrued and unpaid interest on the Notes and all other obligations of the Company under this Agreement and the Notes shall, without presentment, demand, protest, or notice of acceleration or other requirements of any kind, all of which are hereby expressly waived, be automatically due and payable, anything contained herein or in any other Loan Document to the contrary notwithstanding (but subject to Section 6.3(c) and Section 6.3(d)), and the Investor may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under each Note or this Agreement and exercise any and all other rights, remedies or powers granted to it by the Loan Documents (including exercising its rights under the Guarantee and Collateral Agreement) or at law, in equity or otherwise.
(b)Upon the occurrence of any Event of Default arising under Section 6.1(f) or Section 6.1(g) all commitments and obligations of the Investor pursuant to this Agreement shall immediately, automatically and without notice terminate and be of no further force or effect, and the entire unpaid principal and accrued and unpaid interest on the Notes and all other obligations of the Company under this Agreement and the Notes shall without presentment, demand, protest, or notice of acceleration or other requirements of any kind, all of which are hereby expressly waived, be immediately and automatically due and payable, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Investor may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under each Note or this Agreement and exercise any and all other rights, remedies or powers granted to it by the Loan Documents or at law, in equity or otherwise.
(c)[***].
(d)[***].
7.Additional Agreements of the Company.
7.1Reporting and Information Obligations. From and after the Effective Date and for so long as this Agreement is in effect, the Company shall deliver to the Investor (i) as soon as practicable, but in any event no later than the earlier of (x) one hundred sixty (160) days after the end of each fiscal year of the Company ended after the Effective Date and (y) the date on which the Company delivers the financial statements described in this Section 7.1 to its lenders under the Revolving Credit Facility: (A) a consolidated balance sheet as of the end of such year and (B) consolidated statements of income and of cash flows for such year, all of which financial statements shall be prepared in accordance with GAAP, which financial statements shall be audited and certified by the Company’s independent nationally recognized auditors; (ii) as soon as practicable, but in any event within ~~forty-five~~sixty (~~45~~60) days after the end of ~~each~~the first three fiscal ~~quarter~~quarters of the Company ~~ended after the Effective Date~~(commencing with the fiscal quarter ending March 31, 2027, (A) an unaudited consolidated balance sheet as of the end of such quarter, (B) unaudited consolidated statements of income and cash flows for such quarter and (C) prior to any Liquidity Event, monthly summary financial statements in the form ordinarily prepared by the Company, all of which financial statements (excluding such monthly summary financial statements) shall be prepared in accordance with GAAP (except that such financial statements may (x) be subject to normal year-end audit adjustments and fair value adjustments and (y) not contain all notes thereto that may be required in accordance with GAAP), in each case, which shall be accompanied by a certificate of the chief financial officer or principal accounting officer of the Company, certifying that such financial statements fairly present in all material respects the financial condition and results of operation of the Company and its subsidiaries; and (iii) in connection with the annual consolidated financial statements set forth in (i), an annual audit opinion from the Company’s independent nationally recognized auditors (which opinion shall not be qualified as to scope of audit or as to the status of the Company as a going concern (other than an emphasis of matter or explanatory note or like paragraph), but may contain a “going concern” qualification, emphasis of matter or explanatory note or like paragraph solely due to, or solely with respect to, (x) an upcoming maturity date with respect to Company debt or (y) change in accounting principles or practices reflecting a change in GAAP) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company as of the end of and for the applicable fiscal year on a consolidated basis in accordance with GAAP consistently applied. Within sixty (60) days after the end of each fiscal quarter of the Company ended after the Effective Date, the Company shall deliver to the Investor [***]. The Investor hereby consents to the receipt of material nonpublic information under this Section 7.1 pursuant to Rule 10b-5 under the Securities Exchange Act of 1934 and Regulation FD (17 C.F.R. § 243.100 et seq.); provided, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Company covenants and agrees that (1) the Company and its Subsidiaries will not deliver to the Investor any information under this Section 7.1 that would constitute material nonpublic information at any time after the Investor has notified the Company in writing of its election (an “MNPI Opt-Out Election”) to not receive such material non-public information (and any such non-delivery requested in an MNPI Opt-Out Election shall not constitute a Default or an Event of Default for any purposes under this Agreement or any other Loan Document) and (2) the Company will use commercially reasonable efforts to promptly file or furnish on Form 8-K or widely disseminate a press release disclosing any such material non-public information that has been delivered to the Investor at any time after delivery of an MNPI Opt-Out Election; provided, further, that at any time after delivery of an MNPI Opt-Out Election, the Investor may rescind such election by delivery of written notice to the Company and resume its receipt of material non-public information.
Notwithstanding the foregoing, from and after such time as the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, the obligations with respect to delivery of annual audited and quarterly unaudited financial statements set forth above in this Section 7.1 may instead be satisfied with respect to any financial statements of the Company by furnishing the Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to the Investor.
7.2Inspection Rights. From and after the Effective Date and for so long as this Agreement is in effect, the Investor may examine the books and records of the Company and inspect its facilities and may request, and the Company shall reasonably cooperate to provide, information at reasonable times and intervals concerning the Company’s financial statements and the general status of the Company’s financial condition and operations. Notwithstanding the foregoing, access to information that, based on the opinion of legal counsel, is highly sensitive and proprietary (for the avoidance of doubt, other than any financial or similar information) need not be provided; provided, however, that the Company shall use its reasonable best efforts to make appropriate substitute arrangements to permit such access to the maximum extent that does not jeopardize the sensitivity and proprietary nature of such information (including by providing summaries of the requested information).

7.3Mergers, Consolidations, Sale of All or Substantially All Assets or Similar Transactions. Other than in connection with a Liquidation Transaction in which the Notes are converted or repaid in full prior to or in connection with the consummation of such Liquidation Transaction, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to another Person, change its legal structure or effect any similar event, as a result of which, the Common Stock of the Company is converted into, or is exchanged for, or represents solely the right to receive other securities, cash or other property (such other securities, cash or property, the “Reference Property”), unless (a) the successor or transferee shall be a corporation organized under the laws of the United States of America or any State thereof or the District of Columbia; (b) the successor or transferee shall expressly assume, by written agreement reasonably acceptable to Investor, all of the obligations of the Company under this Agreement and the Notes and the other Loan Documents (including an obligation to provide that the consideration due upon conversion of any Note, and the conditions to any such conversion, will be with respect to the Reference Property) and in a manner that causes the Investor’s holding period for purposes of Rule 144 under the Securities Act for any securities to be received by the Investor to have commenced on the date such Notes are issued under this Agreement; (c) no Event of Default (or event that with or without notice or lapse of time would be an Event of Default) shall have occurred and be continuing before or after giving effect to the consummation of such transaction, and (d) the Company shall have delivered to the Investor at the consummation of such transaction an officer’s certificate as to the satisfaction of the foregoing conditions, each dated as of the date of consummation of such transaction; provided, that this Section 7.3 shall terminate and be of no further force or effect upon the later of (i) the expiry of the Draw Period or (ii) the date on which there are no Notes outstanding.
7.4Cooperation. The Company and the Investor shall cooperate with each other in making any filings required under Antitrust Laws and taking all other actions necessary to cause the expiration or termination of the applicable waiting periods or obtain consents under such Antitrust Laws, in each case, in connection with (i) the issuance of any Note(s), (ii) the issuance of any Conversion Shares, and (iii) a Liquidation Transaction, provided that any Company or Investor information disclosed in connection therewith shall be limited to that information reasonably necessary to comply with legal requirements.
7.5Publicity. [***].
7.6Disqualified Lender Information Supplements. The Company shall deliver any updates, supplements or modifications to the list described in clause (ii) of the definition of “Disqualified Lender” to the Investor in writing (which may be via e-mail) no more frequently than one time in any period of six (6) months following the Effective Date, and any such updates, supplements or modifications shall only become effective three (3) months (or such shorter period as the Investor may agree in its sole discretion) after such update, supplement or modification has been sent to the Investor. For the avoidance of doubt, any such updates, supplements or modifications to the list described in clause (ii) of the definition of “Disqualified Lender” shall be made by the Company only where such updates, supplements or modifications are made in good faith, on a bona fide and commercially reasonable basis.

7.7Future Guarantors; Further Assurances. The Company will cause any subsequently acquired or organized TPU Subsidiary to become a Guarantor by executing the Guarantee and Collateral Agreement. The Company will, and will cause the Guarantors to, at its cost and expense, at all times secure their respective obligations under the Loan Documents by pledging or creating, or causing to be pledged or created, and perfecting, perfected security interests with respect to the Collateral, which security interests shall be junior in priority only to security interests securing the obligations of the Guarantors in respect of the Lease Agreement. Such security interests and Liens will be created under the Guarantee and Collateral Agreement and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Investor, and the Company shall deliver or cause to be delivered to the Investor all such instruments and documents as the Investor shall reasonably request to evidence compliance with this Section 7.7. The Company agrees to provide such evidence as the Investor shall reasonably request as to the perfection and priority status of each such security interest. In furtherance of the foregoing, the Company will promptly, within fifteen (15) days after the acquisition or creation thereof (or such longer period as the Investor may reasonably agree), cause any newly acquired or created asset that constitutes Collateral to become subject to the Investor’s security interest to the extent the Investor’s security interest is not automatically created and perfected upon the acquisition or creation of such asset. The Company will, and will cause each TPU Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Investor may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Guarantee and Collateral Agreement.
7.8Registration Rights Agreement.
(a)Promptly after the Company has obtained the IRA Waiver, the Company shall enter into the Registration Rights Agreement, and shall comply with all of its obligations thereunder.
(b)Subsequent to the Effective Date, to the extent the Company provides new or amends or modifies any existing registration rights to or of its other securityholders (including existing and new holders of equity, equity-linked or debt securities), the Company agrees to offer to Investor to amend or modify the registration rights provided to the Investor under the Registration Rights Agreement to be at least as favorable to such new or amended registration rights, it being agreed and understood that the Company shall not be required to offer to amend (or have any obligation to amend) Investor’s rights under the Registration Rights Agreement pursuant to this Section 7.8(b) as a result of the Company’s provision of Permitted Rights (as defined below).

The Company further agrees that, except as provided for above and the Company’s provision of Permitted Rights, it will not provide new registration rights to its other securityholders in a manner that is materially adverse to the Investor with respect to (i) priority in any cutback in an Underwritten Offering (as defined in the Registration Rights Agreement), (ii) priority of filing of or completing any Demand Registration Statement, Shelf Registration Statement, Demand Registration or Shelf Take-Down (each as defined in the Registration Rights Agreement), or (iii) the number of Demand Registrations (as defined in the Registration Rights Agreement) or underwritten Shelf Take-Downs (as defined in the Registration Rights Agreement), in each case without the prior written consent of the Investor (not to be unreasonably withheld, delayed or conditioned). “Permitted Rights” means (i) registration rights materially consistent with the terms of the Investors’ Rights Agreement as in effect as of the Effective Date in connection with the Company’s future equity financings raising cash proceeds, (ii) piggyback registration rights materially consistent with Section 1.3 of the Investors’ Rights Agreement as in effect as of the Effective Date in connection with new issuances of the Company’s securities, or (iii) resale registration rights materially consistent with Section 1.4 of the Investors’ Rights Agreement as in effect as of the Effective Date in connection with future acquisitions or other strategic transactions entered into by the Company. References to the “Company” in this Section 7.8(b) shall also include any IPO Issuer. The limitations of this Section 7.8(b) and exceptions thereto shall apply at all times subsequent to the Effective Date and without regard to whether the parties to the Registration Rights Agreement have executed and delivered such agreement in accordance with Section 7.8(a). For the avoidance of doubt, this Section 7.8(b) shall be interpreted at all times as if the Registration Rights Agreement has been executed and delivered by the parties thereto and constitute valid and binding obligations of the parties thereto.
7.9Intended U.S. Federal Income Tax Treatment. The parties hereto intend that the Notes are treated as debt for United States federal and state income Tax purposes, and, except, in each case, to the extent otherwise required by a change in Law after the date hereof or a determination within the meaning of Section 1313(a) of the Code, the parties shall not take any position inconsistent therewith on any Tax return or in connection with any Tax audit or other Tax proceeding.
7.10Preferred Stock. If, at any time after entering into this Agreement, the Company issues a new series of Preferred Stock or amends the terms of any series of Preferred Stock in existence on the date hereof, the Company shall, promptly but in any event within ten (10) days of such issuance or amendment, as applicable, provide to the Investor true and complete copies of all primary financing documents evidencing such new series of Preferred Stock (which may be in the form of an amendment to, or amendment and restatement of, the Current Documents) or such amendment to an existing series of Preferred Stock (which for the avoidance of doubt will exclude any side letters entered into by and between the Company and individual purchasers of such Preferred Stock; provided that if the terms of such side letters alter, modify or provide any additional material registration rights, tag-along/co-sale rights, rights of first refusal or preemptive rights or other similar material investor rights or similar material protections of the type provided to all holders of non-voting Preferred Stock in the Current Documents or alter, modify or provide any additional material economic rights for any holder of such series of Preferred Stock, the Company (i) shall provide Investor with a reasonably detailed summary of such material rights and (ii) if any such material rights are conferred to holders of a majority (by liquidation preference) of such series of Preferred Stock, shall provide the Investor with such material rights in the Conversion Shares on substantially the same terms and conditions as conferred to such holders to the extent conversion occurs prior to a Liquidity Event).
7.11Revolving Credit Facility. Company shall maintain such Liquidity (as defined in the Revolving Credit Facility) to the extent required under the definition of “Maturity Date” in the Revolving Credit Facility to ensure that no Springing Maturity Date (as defined in the Revolving Credit Facility) will apply, unless such Liquidity requirements are otherwise waived or modified pursuant to the terms of the Revolving Credit Facility (which waiver or amendment, for the avoidance of doubt, will not require the consent of the Investor, and this Section 7.11 shall nonetheless be waived or amended accordingly).
8.Confidentiality. [***].
9.Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event the parties hereto do not perform their respective obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties hereto acknowledge and agree that (i) the parties hereto shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 10.3 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Investor would have entered into this Agreement. The parties hereto acknowledge and agree that any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9 shall not be required to provide any bond or other security in connection with any such order.
10.Miscellaneous.
10.1Withholding Rights.
(a)The Company and its respective agents and representatives shall be entitled to deduct and withhold from any amounts payable to the Investor pursuant to this Agreement or the Notes such amounts as may be required to be deducted or withheld therefrom under any provision of the United States federal, state, local or non-United States Tax law or under any applicable legal requirement. To the extent that such amounts are so deducted and withheld, (i) such amounts shall be timely paid to the appropriate Governmental Authority and (ii) the Company shall be obligated to pay to the Investor additional amounts necessary such that, after deduction or withholding of any such Tax, other than an Excluded Tax (including deduction or withholding applicable to additional amounts payable under this Section), the Investor receives a net amount equal to the amount that the Investor would have received had no such Tax (other than an Excluded Tax) been withheld. If the Investor is entitled to an exemption from or reduction of withholding Tax with respect to payments made pursuant to this Agreement or the Notes, it shall deliver to the Company, promptly after the time or times reasonably requested by the Company, such properly completed, accurate and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding (including an IRS Form W-9). In addition, the Investor, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not the Investor is subject to backup withholding or information reporting requirements. The original Investor shall provide to the Company on the date hereof a duly completed and executed IRS Form W-9.
(b)If Investor determines in good faith that it has received a refund of any Taxes as to which it received payment pursuant to this Section 10.1(including by the payment of additional amounts pursuant to this Section 10.1), it shall pay to the Company an amount equal to such refund (but only to the extent of the payments made under this Section 10.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of Investor and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Company, upon the request of the Investor, shall repay to Investor the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Investor is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 10.1(b), in no event will the Investor be required to pay any amount to the Company pursuant to this paragraph the payment of which would place Investor in a less favorable net after-Tax position than Investor would have been in if the Tax subject to the payment pursuant to Section 10.1(a) and giving rise to such refund had not been deducted, withheld or otherwise imposed and the payments of refunds or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the other party or any other Person.
10.2Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither the Company nor the Investor may assign its rights or obligations under this Agreement, the Notes or any related agreements without the prior written consent of the other party; provided further that, notwithstanding the foregoing, the Investor may assign, in whole or in part, this Agreement and all or any part of its obligations (including the Total Commitment) and rights under this Agreement, any Note and any related agreements to (x) Affiliates over which the Investor exercises control or (z) subject to the Company’s written consent (not to be unreasonably withheld), any other Person. In connection with a transfer of any Note to such Affiliate, after providing notice to the Company of any such transfer and in connection with such transfer, such Affiliate shall execute and deliver to the Company a copy of this Agreement (such transfer, an “Affiliate Transfer”). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. For the avoidance of doubt, the Investor shall be entitled to assign, convey or transfer the Notes to an Affiliate pursuant to an Affiliate Transfer without the prior written consent of the Company. Notwithstanding the foregoing, during the continuation of an Event of Default, the Investor shall have the right to assign all or any part of its obligations (including the Total Commitment) and rights under this Agreement, the Notes and any related agreements without the Company’s prior consent to any Person other than a Disqualified Lender. The Investor shall be entitled to rely conclusively on a representation from a potential assignee that such Person is not a Disqualified Lender, and an assignment by the Investor to any such Person shall be and remain effective regardless of whether in fact such Person was a Disqualified Lender. If any assignment or participation is made to any Disqualified Lender without the Company’s prior written consent in violation of the first sentence of this provision set forth above, the Company may, at its sole expense and effort, upon notice to the Investor and the applicable Disqualified Lender, repay the Outstanding Amount with respect to such Note to such Disqualified Lender without any prepayment premium or penalty. Notwithstanding anything to the contrary in this Section 10.2, Investor only may assign, in whole or in part, this Agreement and all or any part of its obligations (including the Total Commitment) and rights under this Agreement, any Note and any related agreements, to any Person if the beneficial owner of such assigned obligations and rights is a “United States person” withing the meaning of Section 7701(a)(30) of the Code. The Notes are being issued in registered form as to both principal and interest. In all cases, any transfer of a Note may be effected only by surrender of the Note to the Company and either the Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee.
10.3Governing Law. This Agreement and the Notes and any related agreements shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
10.4Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction and venue of the courts of the State of New York sitting in New York County, borough of Manhattan, and of the United States District Court of the Southern District of New York sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Loan Documents except in such New York courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Loan Documents or the subject matter hereof or thereof may not be enforced in or by such court.
10.5Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR EACH NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS PROVISION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL

NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
10.6Usury. Notwithstanding anything to the contrary contained in the Note or this Agreement, in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the Investor be entitled to receive as interest on the obligation evidenced hereby an amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event that the Investor ever receives any such excess, such amount which would be excessive interest shall be applied to the reduction of the principal sum hereof, and if the principal sum is paid in full, any remaining excess shall forthwith be paid to the Company.
10.7Counterparts; Delivery. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
10.8Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
10.9Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 10.9. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to [***], Orrick, Herrington & Sutcliffe LLP, [***]. If notice is given to the Investor, a copy (which copy shall not constitute notice) shall also be sent to [***], Sullivan & Cromwell LLP, [***].
10.10Finder’s Fee. The Investor represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Company represents that, except as set forth on the Disclosure Schedule, it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, partners, employees or representatives is responsible.
10.11Expenses. Each party shall pay its own costs, fees and expenses in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the issuance of the securities issuable hereunder.
10.12Entire Agreement; Amendments and Waivers. This Agreement, together with the other Loan Documents and the MNDA, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly set forth herein, any term of this Agreement and the applicable Note and any related agreements may be amended and the observance of any term of this Agreement and the Notes and any related agreements may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any waiver or amendment effected in accordance with this Section 10.12 shall be binding upon each party to this Agreement and each future holder of all such Notes.
10.13Severability. The invalidity or unenforceability of any provision hereof as judicially determined shall in no way affect the validity or enforceability of any other provision.
10.14“Market Stand-Off” Agreement. Without prejudice to the Investor’s obligations under Section 2.2(d), the Investor hereby agrees that the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares, will, upon a Liquidity Event, be subject to the Lock Up Agreement set forth in Section 1.14 of the Investors’ Rights Agreement, as subsequently amended or amended and restated consistent with Section 1(q), but, notwithstanding the foregoing, solely to the extent that all holders of Preferred Stock are subject to such Lock Up Agreement; provided that the lock-up or market stand-off period shall in no event be longer than 180 days following such Liquidity Event.
10.15Acknowledgement. In order to avoid doubt, it is acknowledged that the Investor shall be entitled to the benefit of all adjustments in the number of shares of common stock of the Company issuable upon conversion of the Preferred Stock or as a result of any splits, recapitalizations, combinations or other similar transaction affecting the common stock or Preferred Stock underlying the Conversion Shares that occur prior to the conversion of the Notes.
10.16Further Assurance. From time to time, the Company shall use its commercially reasonable efforts to execute and deliver to the Investor such additional documents as the Investor may reasonably require to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith.
10.17Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor or the Company.

10.18Notes Collateral Agent. Broadcom Inc. hereby agrees to act as notes collateral agent (in such capacity, together with its successors and assigns, the “Notes Collateral Agent”) in respect of the Notes. The Investor, on behalf of itself and any of its successors or assigns, hereby authorizes the Notes Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to such Notes Collateral Agent by the terms of any Note and the Guarantee and Collateral Agreement, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Notes Collateral Agent is hereby expressly authorized to execute any and all documents with respect to the Collateral and the rights of any holder of any Note with respect thereto, as contemplated by and in accordance with the provisions of any Note and the Guarantee and Collateral Agreement.
10.19Bankruptcy. The Company and the Investor hereby stipulate and agree that this Agreement is intended to be a contract to make a loan, or extend other debt financing or financial accommodations, to or for the benefit of the Company and, as such, as set forth in Section 365(c)(2) of the Bankruptcy Code, this Agreement is not assumable or assignable under Section 365(a) of the Bankruptcy Code.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

ANTHROPIC, PBC

By:

Name:
Title:

Address: 548 Market Street, PMB 90375
San Francisco, CA 94104-5401

Email: [***]
SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

BROADCOM INC.

By:

Name:

Title:

Address: [***]

Email: [***]
SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

EXHIBIT A
THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT, AND EXCEPT AS PERMITTED UNDER APPLICABLE STATE SECURITIES LAWS.
CONVERTIBLE PROMISSORY NOTE

Date of Issuance

$_________________	_________________
FOR VALUE RECEIVED, Anthropic, PBC, a public benefit corporation (the “Company”), hereby promises to pay to the order of Broadcom Inc. (the “Investor”), the principal sum of $[•] (the “Principal Amount”)~~1~~,2 together with accrued interest thereon from the date of this Convertible Promissory Note (this “Note”) until the date of repayment, subject to earlier repayment or conversion. This Note is issued pursuant to Section 2.1 of that certain Note Purchase Agreement dated March 31, 2026, by and between the Company and the Investor (the “Purchase Agreement”), pursuant to which Purchase Agreement the Investor has certain additional rights and the Company has certain additional obligations in connection with and under this Note. Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.
1.Interest. Interest will accrue on the unpaid Principal Amount of this Note outstanding from time to time at the rate of nine percent (9.00%) / thirteen percent (13.00%) per annum and be payable quarterly (on the basis of the actual number of days elapsed and a 365-day year) in arrears. Interest shall be automatically paid on each interest payment date by capitalizing such interest and adding it to the then-outstanding principal amount of this Note.
2.Principal. Unless earlier converted into Conversion Shares (or paid in cash) pursuant to Section 2.2 of the Purchase Agreement or the Investor has made an election under Section 2.2(a)(iii) of the Purchase Agreement with respect to this Note, the Company will pay the unpaid Principal Amount of this Note then outstanding, plus any accrued and unpaid interest thereon, to the Investor on [•]~~3~~,4 (the “Maturity Date”).
~~1 Principal Amount to be completed at time of issuance of a Note pursuant to Purchase Agreement Section 2.1(b).~~
2 Principal Amount to be completed at time of issuance of a Note pursuant to Purchase Agreement Section 2.1(b).
~~3 To be determined in accordance with Purchase Agreement Section 2.1(f).~~
4 To be determined in accordance with Purchase Agreement Section 2.1(f).

3.Payment. All payments shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to instructions the Investor may from time to time designate in writing to the Company. Except as otherwise expressly provided for in the Purchase Agreement, prepayment of the Principal Amount, together with accrued interest, may not be made without the prior written consent of the Investor and the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.
4.Priority. This Note is a general unsecured obligation of the Company, pari passu in right of payment with all unsubordinated indebtedness and other unsubordinated obligations of the Company, including trade payables and general obligations.
5.Guarantees. The obligations under this Note will be guaranteed on a joint and several basis by each Guarantor.
6.Security. The obligations under this Note and any guarantee thereof will be secured by a valid, perfected security interest in the Collateral, which security interest shall be junior in priority only to security interests securing the obligations of the Guarantors in respect of the Lease Agreement.
7.Conversion of the Notes. This Note and any amounts due hereunder shall be convertible into Conversion Shares in accordance with the terms of Section 2.2 of the Purchase Agreement. As promptly as practicable after the conversion of this Note, the Company at its expense shall issue and deliver to the holder of this Note, upon surrender of the Note, a notice of issuance, certificate or certificates for the number of full Conversion Shares issuable upon such conversion.
8.Reservation of Stock. If at such time when this Note becomes convertible into Conversion Shares, the number of securities of the Company authorized to be issued by the Company is not sufficient to effect such conversion of this Note, the Company shall take such corporate action as may be necessary to increase its authorized but unissued securities as will be sufficient for such purpose.
9.Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.
10.Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that neither the Company nor the Investor may assign, whether voluntarily or by operation of law or otherwise, its rights or obligations under this Note without the prior written consent of the other party, except, that the Investor shall be permitted to assign its rights and obligations under this Note to the extent set forth in the Purchase Agreement.
11.Waiver. The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The Investor shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.
12.No Right of Set-Off. The Company’s obligations under this Note shall be the absolute and unconditional duty and obligation of the Company and shall be independent of any rights of set-off, recoupment or counterclaim that the Company might otherwise have against the Investor. The Company shall pay absolutely the payments of principal, interests, fees and expenses as and when required hereunder, free of any deductions and without abatement, diminution or set-off.
13.Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be personally liable for any amounts due or payable pursuant to this Note.
14.Usury. Notwithstanding anything to the contrary contained in this Note or the Purchase Agreement, in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the Investor be entitled to receive as interest on the obligation evidenced hereby an amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event that the Investor ever receives any such excess, such amount which would be excessive interest shall be applied to the reduction of the principal sum hereof, and if the principal sum is paid in full, any remaining excess shall forthwith be paid to the Company.
15.Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
16.Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction and venue of the courts of the State of New York sitting in New York County, borough of Manhattan, and of the United States District Court of the Southern District of New York sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Note except in such New York courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note may not be enforced in or by such court.
17.Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS PROVISION HAS

BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
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COMPANY:

ANTHROPIC, PBC

By:

Name:

Title:

EXHIBIT B
Disclosure Schedules
[***]

EXHIBIT C
Form of Guarantee and Collateral Agreement
[***]

EXHIBIT D
Form of Registration Rights Agreement
[***]

EXHIBIT E
[***]

EXHIBIT F
Form of IRA Waiver
[***]